UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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INTEGER HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)
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Integer®

2026

Proxy Statement & Notice of Annual Meeting of Stockholders

April 6, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Wednesday, May 20, 2026 at 9:00 a.m., Central Time, at the Hilton Dallas/Plano Granite Park Hotel at 5805 Granite Parkway, Plano, Texas.
Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Available with the Proxy Statement is a copy of the Company’s 2025 Annual Report to Stockholders. We encourage you to read this document. It includes information on the Company’s operations, markets and products, as well as the Company’s audited consolidated financial statements.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. We are using the Securities and Exchange Commission’s “notice and access” rules to provide proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote electronically on the Internet or by telephone. This Notice also contains instructions on how to receive a paper copy of the proxy materials.
We appreciate your continuing loyalty and support of Integer, and we look forward to seeing you at the Annual Meeting.
Sincerely,

/s/ Pamela G. Bailey
Pamela G. Bailey
Chair of the Board of Directors

/s/ Payman Khales
Payman Khales
President and Chief Executive Officer

INTEGER HOLDINGS CORPORATION
5830 GRANITE PARKWAY, SUITE 1150
PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at the Hilton Dallas/Plano Granite Park Hotel at 5805 Granite Parkway, Plano, Texas on Wednesday, May 20, 2026 at 9:00 a.m., Central Time, for the following purposes:
1.To elect 11 directors to the Board of Directors for a one-year term or until their successors have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2026;
3.To approve, in an advisory, non-binding vote, the compensation of our named executive officers;
4.To approve the Integer Holdings Corporation 2026 Omnibus Incentive Plan; and
5.To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at the close of business on March 31, 2026 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary
Plano, Texas
April 6, 2026
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. IF YOU RECEIVED A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND IN THE NOTICE. IF YOU RECEIVED PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND ON THE PROXY CARD OR BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026

THE 2026 PROXY STATEMENT AND 2025 ANNUAL REPORT
ARE AVAILABLE AT www.envisionreports.com/ITGR

PROXY STATEMENT SUMMARY
INTEGER HOLDINGS CORPORATION
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT SUMMARY
To assist you in reviewing the proxy statement (this “Proxy Statement”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Integer Holdings Corporation (“Integer” or the “Company”), we call your attention to the following summary information, which highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read this entire Proxy Statement carefully before voting. The Notice of Internet Availability of Proxy Materials is first being mailed, and this Proxy Statement and the accompanying form of proxy are first being made available, to Company’s stockholders of record as of the close of business on March 31, 2026, beginning on or about April 6, 2026. Web links throughout this Proxy Statement are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement. References in this Proxy Statement to the “Board” refer to the Company’s Board of Directors.
2026 Annual Meeting Information

Date and Time	Wednesday, May 20, 2026 at 9:00 a.m., Central Time
Place	Hilton Dallas/Plano Granite Park Hotel 5805 Granite Parkway, Plano, Texas 75024
Record Date	March 31, 2026
Matters to be Voted on at the Annual Meeting

Proposal 1 - Election of 11 directors for a term of one year or until their successors have been duly elected and qualified. For more information, see page 7 of this Proxy Statement.	The Board recommends a vote “FOR” each director nominee

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
For more information, see page 16 of this Proxy Statement.

The Board recommends a vote “FOR” Proposal 2
Proposal 3 - Approval of an advisory, non-binding vote on the compensation of the Company’s named executive officers (“NEOs”). For more information, see page 17 of this Proxy Statement.	The Board recommends a vote “FOR” Proposal 3
Proposal 4 - Approval of the Integer Holdings Corporation 2026 Omnibus Incentive Plan. For more information, see page 18 of this Proxy Statement.	The Board recommends a vote “FOR” Proposal 4
2026 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY
How to Vote in Advance of the Annual Meeting
In addition to voting at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice of Internet Availability of Proxy Materials (the “Notice”) and using the internet or by calling the toll-free telephone number that is available in the Notice. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. Stockholders may also request a proxy card and vote by mail or attend the Annual Meeting and vote in person. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Internet	Phone	Mail
go to the website www.envisionreports.com/ITGR and follow the instructions provided;	call toll free 1-800-652-VOTE (8683) using a touch-tone phone within the USA, US territories and Canada; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

If your shares are held in a “street name” (that is, through a bank, broker or other nominee), you may receive a notice from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. For additional information, see “General Information - Questions and Answers about the Annual Meeting” on page 69.
Performance Highlights for Fiscal Year 2025
Integer is one of the largest medical device contract development and manufacturing organizations in the world, serving the cardio and vascular, neuromodulation, and cardiac rhythm management markets. As a strategic partner of choice, we advance the goals of our medical device customers through industry-leading engineering and manufacturing, with a relentless commitment to quality, service, and innovation. Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “ITGR.”
In 2025, we delivered strong operating and financial performance while continuing to invest in the business to support long-term value creation. Highlights from our 2025 financial results, which are presented on a continuing operations basis, include:
•Sales increased 8% year-over-year to $1.854 billion, driven by new product ramps in targeted high-growth markets, higher demand across our base business, and contributions from recent acquisitions. On an organic basis(1), sales increased over 6% compared to 2024.
•Operating income increased $13 million, or 6%, to $221 million. Adjusted operating income(1) increased $37 million, or 13%, to $321 million.
•Diluted earnings per share decreased $0.51 per share, or 15%, to $2.89 per share. Adjusted earnings per share(1) increased $1.10 per share, or 21%, to $6.40 per share.
•Cash flow from operating activities totaled $196 million.
•We remain disciplined in our capital allocation approach, focused on driving value for our customers, reinvesting in our business, and delivering stockholder value. During 2025, we deployed $179 million in strategic tuck-in acquisitions to expand our coatings capabilities and enhance our value proposition to customers, supported our growth and productivity initiatives through capital expenditures totaling $91 million, and repurchased $50 million of our common stock.
(1)    Organic sales growth, adjusted operating income and adjusted earnings per share are non-GAAP financial measures. See Appendix A to this Proxy Statement for information regarding these non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
For further details on our fiscal year 2025 consolidated financial results, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2026. For more information on how our fiscal year 2025 business performance affected our NEOs’ compensation, please see the CD&A beginning on page 28 of this Proxy Statement.
2 | 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
The Company’s executive compensation program is designed to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. To do this, we:
•Provide our NEOs with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with the Company and the level of responsibility and complexity of their position, and is generally targeted at the competitive market median of our peer group;
•Provide an annual short-term incentive (“STI”) program cash incentive award with the objective of providing a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for incentive compensation above target if stretch performance is achieved, and with metrics that focus on key measures of success that the executive team is able to impact over an annual timeframe; and
•Provide a long-term incentive (“LTI”) plan award that is the largest component of our NEOs’ target direct total compensation and is designed to align management’s performance incentives and pay outcomes with the interests of our stockholders by linking executive pay to stockholder value creation as the award consists of a combination of time-based restricted stock units (“RSUs”) that vest ratably over a three-year period and performance-based RSUs (“PSUs”) that use (i) organic sales growth as the performance metric and (ii) relative total stockholder return (“rTSR”) versus our peer group as the performance metric, each representing one-third of the award.
Below are several of actions that the Compensation and Organization Committee (the “Compensation Committee”) took in 2025 to ensure alignment to market-based best practices and policies:
•Approved short-term incentive payouts based on achievement against adjusted targets established early in April 2025 to anticipate the impact of tariffs on the business, and used negative discretion to reduce the payout factor in recognition that the tariffs had not materially impacted the company.
•Extended the post-vest holding period from six to twelve months for the rTSR PSUs granted in 2025.
•Recommended to the independent members of the Board the compensation arrangements for our new President and Chief Executive Officer (the “CEO”) and related retirement transition arrangements for our outgoing CEO.
•Awarded a special recognition cash bonus to one of our NEOs for his exemplary work in completing one of our acquisitions.
•Granted special stock-based incentive awards and cash sign-on bonus to one of our NEOs in connection with her hiring.
2026 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY
Below are some highlights of our executive compensation program:

WHAT WE DO		WHAT WE DON’T DO
✓	Align our executive pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals	✗	Excessive perquisites
✓	Long-term incentive award grants that are predominantly performance-based and measured over multi-year periods, and short-term incentive plan awards that are also based on rigorous performance objectives	✗	Permit hedging or pledging of Company stock by directors, executive officers or associates
✓	Hold an annual “say-on-pay” advisory vote	✗	Provide tax gross-ups for change in control benefits
✓	Set multiple challenging performance objectives for our executives	✗	Repricing of stock options
✓	Robust stock ownership guidelines for all executive officers and non-employee directors	✗	Maintain evergreen provisions in long-term incentive plans
✓	Caps on director equity awards and fees	✗	Automatic single trigger equity acceleration on change in control where the acquiror agrees to assume the award
✓	Use an independent compensation consultant engaged by the Compensation Committee
✓	Compensation Committee carefully considers annual equity usage and potential dilution in its compensation decisions
✓	Annual review and approval of our compensation strategy
✓	Compensation Committee reviews an annual risk assessment of our compensation program
✓	Require a double trigger for acceleration of severance payments or benefits upon a change in control
✓	Clawback/recoupment policy that permits recoupment of cash and equity awards under specified circumstances
Last year’s “say-on-pay” proposal regarding the compensation awarded to NEOs received the support of approximately 98% of votes cast by our stockholders (excluding abstentions and broker non-votes). The Compensation Committee and the Board take into account results of the “say-on-pay” vote as they consider the design of the executive compensation program and policies. Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders and no changes were made to the executive compensation program in director response to the “say-on-pay” voting results in 2025.
4 | 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board and management accountability, and leads to better business performance. We are committed to maintaining strong corporate governance practices and will continually evaluate these practices going forward. More information about our corporate governance can be found beginning on page 57 of this Proxy Statement.
Following are some of the highlights of our governance policies and practices:

✓	Annual election of all directors	✓	Annual say-on-pay vote
✓	10 out of 11 director nominees are independent	✓	Code of Conduct applies to all directors, officers, associates and consultants
✓	Strong commitment to director refreshment with four new directors appointed in the last year	✓	Anti-hedging and pledging policy for directors and executive officers
✓	Audit Committee, Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and Compensation Committee composed entirely of independent directors	✓	Robust stock ownership guidelines for all directors and executive officers
✓	Non-executive, independent Chair of the Board	✓	No stockholder rights plan (i.e., no “poison pill”)
✓	Independent directors meet regularly without management present	✓	No supermajority voting provisions
✓	Director resignation policy if any director receives a greater number of “withhold” votes than “for” votes	✓	Stockholders have right to act by written consent
✓	Director attendance at >75% of meetings in 2025	✓	Comprehensive CEO and executive succession planning process for planned and emergency transitions
✓	Full Board oversight of corporate strategy and risk management, including our enterprise risk management (“ERM”) program	✓	Annual review of committee charters
✓	Board and committee oversight of material business risks, including cybersecurity, human capital management and sustainability	✓	Annual Board, committee and individual performance evaluations
✓	Regular stockholder outreach on a variety of topics, including governance, executive compensation and sustainability

2026 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY
Our Director Nominees
You are being asked to vote on the director nominees listed below. The chart below summarizes some of the key characteristics of the members of our Board. Detailed information about each director nominee’s background can be found beginning on page 7 of this Proxy Statement. The Board determined that each of the director nominees, other than Mr. Khales, is independent under the NYSE’s Corporate Governance Listing Standards. The information below regarding the director nominees to be elected at the Annual Meeting is as of April 6, 2026.

Name	Age	Director Since	Primary Occupation	Current Committee Membership	Independent
Sheila Antrum	67	2021	Senior Vice President and Chief Operating Officer at UCSF Health	Audit Compensation & Organization Technology Strategy	✓
Cheryl C. Capps	64	2021	Former Senior Vice President and Chief Supply Chain Officer of Corning Inc.	Compensation & Organization Corporate Governance & Nominating Technology Strategy	✓
Michael J. Coyle	63	2025	Former President and Chief Executive Officer of iRhythm Technologies, Inc.	Audit Compensation & Organization Technology Strategy	✓
James F. Flanagan	65	2026	Former Chief Operating Officer, PricewaterhouseCoopers, LLP	Audit Technology Strategy	✓
James F. Hinrichs	58	2018	Chief Financial Officer of Vantive Health, LLC	Audit (Chair) Compensation & Organization Technology Strategy	✓
Alvin (Tyrone) Jeffers	52	2021	Chief Operating Officer, Hillenbrand Inc.	Audit Corporate Governance & Nominating Technology Strategy	✓
Aaron Kapito	41	2026	Co-Founder and Partner, Politan Capital Management L.P.	Compensation & Organization Technology Strategy	✓
Payman Khales	56	2025	President and Chief Executive Officer, Integer Holdings Corporation	Technology Strategy
M. Craig Maxwell	67	2015	Former Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation	Technology Strategy (Chair) Audit Corporate Governance & Nominating	✓
Filippo Passerini	68	2015	Former Group President and Chief Information Officer, Procter & Gamble Company	Audit Compensation & Organization Committee Technology Strategy	✓
Donald J. Spence	72	2016	Former President and Chief Executive Officer, Ebb Therapeutics	Compensation & Organization (Chair) Audit Technology Strategy	✓
6 | 2026 PROXY STATEMENT

COMPANY PROPOSALS
COMPANY PROPOSALS
PROPOSAL 1 – Election of Directors
Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following 11 persons nominated by the Board, to hold office until the 2027 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
The Board is currently comprised of 13 members. Pamela Bailey and Jean Hobby will not stand for re-election at the Annual Meeting. Following the Annual Meeting, the size of the Board will be immediately reduced to 11 members. We thank Ms. Bailey and Ms. Hobby for their dedicated service and significant contributions to the Company during their service on the Board.
The Board elected Michael Coyle as a director, effective July 10, 2025. Mr. Coyle was initially recommended to the Corporate Governance Committee by a third-party search firm. The Board elected Payman Khales as a director, effective October 24, 2025, in connection with the planned CEO transition and retirement of Joseph Dziedzic. James Flanagan and Aaron Kapito were elected as directors, effective March 12, 2026, in connection with a Cooperation Agreement, dated March 9, 2026, by and among the Company, Irenic Capital Management LP, a Delaware limited partnership, Irenic Capital Management GP LLC, a Delaware limited liability company, Irenic Capital Evergreen Master Fund LP, a Cayman Islands limited partnership, and Irenic Capital Evergreen Fund GP LLC, a Delaware limited liability company. Each of the other nominees listed below was elected at the 2025 Annual Meeting of Stockholders.
If any nominee for any reason should become unavailable for election or if an additional vacancy should occur before the election (which is not expected), the shares of common stock, voted for such nominee and represented by the proxies, will be voted for such other person, if any, as the Corporate Governance Committee shall designate as a nominee.
For each director nominee, the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company) and directorships during the past five years, the year in which he or she first became a director of the Company and Committee memberships. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director, in light of the Company’s business and structure.
Nominees for Director

Sheila Antrum

Ms. Antrum is Senior Vice President and Chief Operating Officer at UCSF Health, the health system and umbrella brand for the clinical enterprise of the University of California San Francisco. She has been with UCSF Health since 2007 and has served in a number of senior leadership roles, including President of Adult Services and Chief Nursing and Patient Care Services Officer. In these roles, she has overseen patient care operations, clinical services, facilities, supply chain, and major construction projects across a large, multi‑facility healthcare system. Earlier in her career, Ms. Antrum held operational, administrative and clinical leadership roles at hospitals in California, Connecticut, Maryland, and Pennsylvania. Ms. Antrum is also a director of FIGS, Inc. (NYSE: FIGS), and serves as a member of its Nominating and Corporate Governance Committee.
Ms. Antrum brings more than four decades of healthcare operations leadership, including deep experience overseeing complex clinical environments, patient safety, and large workforces across multi-facility health systems. Her background in healthcare operations, risk management, human capital leadership and large scale operational oversight provides valuable insight as the Board oversees the Company’s operations and long-term growth strategy.

Age: 67
Director Since: 2021
Integer Committees:
•Audit
•Compensation and Organization
•Technology Strategy

2026 PROXY STATEMENT | 7

COMPANY PROPOSALS

Cheryl C. Capps

Ms. Capps retired in September 2023 from her role as Senior Vice President and Chief Supply Chain Officer of Corning Inc. (“Corning”), a leading innovator in materials science, where she was responsible for developing capabilities within the global supply management function and across the company. Prior to joining Corning in 2011, she served as Senior Vice President, Global Manufacturing and Supply Chain for ConvaTec, the medical device division of Bristol‑Myers Squibb. Ms. Capps previously held a variety of senior leadership roles at Bristol‑Myers Squibb and Zimmer, Inc., with responsibilities spanning manufacturing, sourcing, engineering, and supply chain operations. Since 2023, she has held executive advisory or board roles with World 50, Elementum, ketteQ, Bristlecone and o9, each a private company in the supply chain software and services industry.
Ms. Capps’ extensive leadership experience across global manufacturing, supply chain and operations, together with her background in healthcare adjacent industries, provides the Board with valuable perspective on operational excellence, risk management and technology enabled transformation enablement. Her expertise in global operations, manufacturing and innovation supports her continued service as a director as the Company advances its operational and digital initiatives.

Age: 64
Director Since: 2021
Integer Committees:
•Compensation and Organization •Corporate Governance and Nominating
•Technology Strategy

Michael J. Coyle

Mr. Coyle served as President and CEO of iRhythm Technologies, Inc., a digital healthcare company focused on cardiac monitoring, from January 2021 until his retirement in June 2021, following nearly four decades in the medical device industry. From 2009 to 2020, he was Executive Vice President and Group President of Medtronic plc’s (“Medtronic”) Cardio and Vascular Group, where he led global operations across multiple business units. Before joining Medtronic, Mr. Coyle provided leadership consulting services to private equity, venture capital and medical device technology firms. Earlier in his career, Mr. Coyle held senior leadership roles at St. Jude Medical and Eli Lilly & Company and provided consulting services to medical device and healthcare technology firms. Mr. Coyle currently serves on the boards of Haemonetics Corporation (NYSE: HAE) and is a member of the Audit Committee and Technology Committee. Mr. Coyle previously served on the boards of iRhythm Technologies, BaroPace, VNUS Medical Technologies, Inc. and Volcano Corporation. He holds six U.S. patents related to cardiovascular medical device technologies.
Mr. Coyle’s decades of senior leadership experience in the medical device industry, including leading global businesses and overseeing complex commercial and operational organizations, bring significant value to the Board. His expertise in healthcare, finance, business strategy, global operations and sales and marketing supports the Board’s oversight of the Company’s strategic growth, financial discipline and global operating model.

Age: 63
Director Since: 2025
Integer Committees:
•Audit
•Compensation and Organization
•Technology Strategy
8 | 2026 PROXY STATEMENT

COMPANY PROPOSALS

James F. Flanagan

Mr. Flanagan is the former Chief Operating Officer of Pricewaterhouse Coopers, LLP (“PwC”), a position that he held from 2014 to 2021. Previously, he also served as PwC’s US Financial Services Practice Leader from 2006 to 2014, and prior to that, as the Transaction Services Leader from 2001 to 2006 and Transaction Services Partner from 1994 to 2001. Over the course of his career, Mr. Flanagan held roles of increasing responsibility, advising clients on financial, operational, and strategic matters. He has served on the Board of Directors at Belami Ecommerce, a subsidiary of SkyX Platforms Corp. from 2022 to 2025, where he also served as Audit Committee Chair. Mr. Flanagan is a member of the board of directors of Cyabra, Inc. (NASDAQ: CYAB), where he serves as the Chair of its Audit Committee.
Mr. Flanagan brings extensive financial, accounting and risk management expertise developed through decades of senior leadership roles at a global professional services firm. His background in finance, global operations, strategic transactions and human capital oversight provides the Board with valuable insight into financial reporting, risk oversight and business strategy relevant to a public company of Integer’s scale and complexity.

Age: 65
Director Since: 2026
Integer Committees:
•Audit
•Technology Strategy

James F. Hinrichs

Mr. Hinrichs is the Executive Vice President and Chief Financial Officer of Vantive Health, LLC, a healthcare company focused on vital organ therapies, a position he has held since 2024. Mr. Hinrichs was the co-founder of Atmas Health, a healthcare investment consulting firm, where he served from April 2022 until January 2025. He served as Chief Financial Officer of Cibus Ltd., a gene-editing company focused on applications in agriculture from May 2018 until July 2019. Mr. Hinrichs has held senior financial leadership roles at Alere, Inc., CareFusion Corporation, and Cardinal Health, including multiple chief financial officer positions. Earlier in his career, he held finance and marketing roles at Merck & Co. In addition, Mr. Hinrichs serves as a director of Signifier Medical, a privately-held company, and previously served as a director of Acutus Medical, Inc. until August 2022, Orthofix Medical Inc. until June 2024 and Outset Medical, Inc. until August 2024.
Mr. Hinrichs has significant senior financial leadership experience in the medical device and pharmaceutical industries provides the Board with deep expertise in finance, accounting, capital allocation and risk management in the Company’s and our customers’ industry. His extensive experience as a public company chief financial officer and board member supports the Board’s oversight of financial strategy, reporting, and long term value creation.

Age: 58
Director Since: 2018
Integer Committees:
•Audit (Chair)
•Compensation and Organization
•Technology Strategy

2026 PROXY STATEMENT | 9

COMPANY PROPOSALS

Alvin (Tyrone) Jeffers

Mr. Jeffers has served as Chief Operating Officer of Hillenbrand Inc. (“Hillenbrand”), a global industrial company providing highly engineered, mission‑critical processing equipment and solutions, since March 2026. Prior to joining Hillenbrand, he was Vice President, Global Manufacturing and Supply Chain at SPXFlow, Inc. from 2018 until 2026, where he led the company’s global manufacturing footprint and enterprise‑wide operational improvement initiatives. Earlier in his career, Mr. Jeffers held senior supply chain and integration leadership roles at Baker Hughes/GE and spent more than two decades with GE, leading factories and supply chains across multiple industrial businesses. He currently serves as Chairman of the Engineering Advisory Board at North Carolina Agricultural & Technical State University’s College of Engineering.
Mr. Jeffers has significant leadership experience in global manufacturing, supply chain and operational transformation across complex industrial organizations. His expertise in manufacturing and operations, global business leadership and human capital management supports the Board’s oversight of operational performance, organizational effectiveness, and ESG initiatives.

Age: 52
Director Since: 2021
Integer Committees:
•Audit
•Corporate Governance and Nominating
•Technology Strategy

Aaron Kapito

Mr. Kapito is a Partner at Politan Capital Management L.P., an investment management firm that he co-founded in 2021. Previously, Mr. Kapito served as a Senior Analyst at Lion Point Capital from 2018 to 2021, a Senior Analyst and founding member of Delonix Capital from 2016 to 2017, and an Associate Portfolio Manager for Elliott Management L.P. from 2011 to 2016. Mr. Kapito currently serves on the boards of Rocky Mountain Steel Mills, a manufacturer of high-performance steel products, and Associated Veterinary Partners, a veterinary clinic platform.

Mr. Kapito’s financial and governance experience, as well as strategic planning expertise, supports his continued service as a member of the Board.

Age: 41
Director Since: 2026
Integer Committees:
•Compensation and Organization
•Technology Strategy
10 | 2026 PROXY STATEMENT

COMPANY PROPOSALS

Payman Khales

Mr. Khales has served as President and CEO of the Company since October 2025. Prior to being appointed as the President and CEO, Mr. Khales served as Chief Operating Officer of the Company. Mr. Khales joined the Company as President, Cardio & Vascular in 2018. Prior to joining Integer, Mr. Khales was the President of the Environmental Technologies Segment at CECO Environmental Company from May 2014 through July 2017. Previously, he was employed by Ingersoll Rand Company where he held a variety of different roles in the United States and Canada, including Vice President Product Management for the global Power Tools division from January 2012 through April 2014, and Vice President Strategic Accounts & Channels from February 2010 through December 2011.
Mr. Khales’ deep commercial and operational leadership experience, together with his extensive knowledge of the Company’s business as President and CEO, provides continuity and insight to the Board. His expertise in global operations, manufacturing, sales and marketing, and strategic execution supports the Board’s oversight of the Company’s operating performance and long term strategy.

Age: 56
Director Since: 2025
Integer Committee:
•Technology Strategy

M. Craig Maxwell

Mr. Maxwell was the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation (“Parker Hannifin”), a global leader in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial, medical and aerospace markets, until his retirement in 2020. Mr. Maxwell joined Parker Hannifin in 1996, serving in positions of increasing responsibility, including leading the company in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell was responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leveraged the company’s portfolio of products and technology to develop emerging opportunities.
Mr. Maxwell brings extensive executive leadership experience in manufacturing, technology, and innovation from his tenure at a global industrial company. His background in developing new technologies, overseeing complex manufacturing operations and driving innovation initiatives provides valuable insight to the Board.

Age: 67
Director Since: 2015
Integer Committees:
•Audit Committee •Corporate Governance and Nominating
•Technology Strategy (Chair)
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COMPANY PROPOSALS

Filippo Passerini

Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively, until his retirement in 2015. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. In these roles, he led Procter & Gamble’s most global organization, with responsibility for business process operations and digital technology in over 70 countries. Mr. Passerini is now an advisor to Fortune 200 companies, an educator, and an author. Mr. Passerini is a former director of ABM Industries Incorporated and United Rentals, Inc.
Mr. Passerini’s extensive global leadership experience in digital technology, business services, and operations provides the Board with valuable perspective on technology enablement and risk oversight. His expertise in global operations, innovation, and digital strategy supports the Board’s oversight of the Company’s technology initiatives and operational effectiveness.

Age: 67
Director Since: 2015
Integer Committees:
•Audit
•Compensation and Organization
•Technology Strategy

Donald J. Spence

Mr. Spence retired in August 2019 as President and Chief Executive Officer of Ebb Therapeutics, a medical products company focused on the treatment of insomnia, a role he held since 2017. Previously, he served as Chairman and Chief Executive Officer of Lake Region Medical until its acquisition in 2015 by the Company and held senior executive roles at Philips Respironics and Philips Home Healthcare Solutions. Earlier in his career, Mr. Spence held leadership positions at GKN Sinter Metals and BOC Group plc. He currently serves as a director of Linguaflex, Inc., a privately-held medtech company and previously served on the boards of Eargo, Inc. and Vapotherm, Inc.
Mr. Spence brings significant executive leadership and medical device industry experience, including serving as chief executive of multiple healthcare companies. His background in strategic transactions, public company governance, and organizational leadership and his deep industry experience supports the Board’s oversight of long-term/growth strategy, management succession, and long term value creation.

Age: 71
Director Since: 2016
Integer Committees:
•Compensation and Organization (Chair)
•Corporate Governance and Nominating
•Technology Strategy
Board Nominee Experience, Qualifications and Skills
The Corporate Governance Committee is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experiences, qualifications, skills and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth under the “Corporate Governance and Nominating Committee” section on page 59, and has key skills and attributes that are important to an effective board. Listed below are the areas of expertise that the Board believes are most important to the Company’s current and future business needs.
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COMPANY PROPOSALS

Health Care & Related Industry Experience – leadership in various healthcare sectors, including regulatory and policy matters
Finance, Accounting & Financial Reporting – experience in accounting, financial reporting or auditing processes and standards and in oversight and management of the corporate finance function, including internal controls

Business Strategy, Capital Allocation and Mergers & Acquisitions – experience implementing a company’s goals and initiatives for growth organically and through strategic mergers and acquisitions and overseeing capital planning and deployment strategies
Global Business Operations – experience leading multi-national or global business operations
Public Company Governance – experience with corporate governance standards and practices in public companies (other than Integer)	Risk Management – experience overseeing complex risk management matters, including cybersecurity
Manufacturing & Operations – experience managing manufacturing operations, facilities and processes, including supply chain logistics and relevant health, safety, and environment matters	Human Capital Management – experience with executive compensation, attracting and retaining top talent, succession planning and human capital risk management
Sales and Marketing – experience in managing or overseeing sales and marketing in a multi-national or global company	Technology, Innovation and Product Development Leadership – experience leading research and development or overseeing a large, complex technology company
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COMPANY PROPOSALS

The following table summarizes each nominee’s key qualifications, experience and skills. We believe that each of our nominees brings to our Board executive leadership and management experience. The indicators below represent that a particular skill is a core competency that the nominee brings to the Board. The lack of an indicator for a particular skill does not mean that the nominee does not possess that skill or experience; instead, we expect our nominees to have a working knowledge in all of these areas. Further, the Board encourages all of its members to increase their strategic skill sets through education.

	Antrum	Capps	Coyle	Flanagan	Hinrichs	Jeffers	Kapito	Khales	Maxwell	Passerini	Spence
Health Care & Related Industry Experience	●	●	●		●			●	●		●
Finance, Accounting & Financial Reporting			●	●	●		●				●
Business Strategy, Capital Allocation and Mergers & Acquisitions			●	●	●		●	●			●
Global Business Operations		●	●	●		●		●	●	●
Public Company Governance	●					●	●				●
Risk Management	●	●		●	●					●
Human Capital Management	●			●	●	●					●
Manufacturing & Operations	●	●				●		●	●	●
Technology, Innovation and Product Development Leadership		●				●			●	●
Sales and Marketing			●					●	●	●

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COMPANY PROPOSALS
Board Composition
In the process of identifying nominees to serve as members of the Board, the Corporate Governance Committee strives to ensure that an appropriate balance of skill sets, experiences and independence is reflected in the composition and structure of the Board. All of our directors are committed to the Company’s long-term success and creating value for stockholders. The information provided in the charts below is with respect to the director nominees to be elected at the Annual Meeting.

Independent Director Tenure (Average 5.6 years)	Director Age	Independence
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
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COMPANY PROPOSALS
PROPOSAL 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte & Touche”) has been appointed by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2026. Deloitte & Touche has served as the Company’s auditor since 1985. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2026. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make a determination it believes to be in the Company’s best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and are expected to be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2025 and 2024:

	2025	2024
Audit Fees(1)	$3,174,251	$2,602,663
Audit-Related Fees(2)	26,748	54,340
Total Audit and Audit-Related Fees	3,200,999	2,657,003
Tax Fees(3)	129,242	241,014
Total Fees	$3,330,241	$2,898,017
(1)Audit fees include amounts billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements, the review of the Company’s quarterly condensed consolidated financial statements, and statutory and subsidiary audits.
(2)Audit-related fees billed by Deloitte & Touche for the audit of the Integer Holdings Corporation 401(k) Retirement Plan. In 2025 and 2024, the audit-related fees also included fees related to agreed-upon procedures.
(3)Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by SEC rules). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

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COMPANY PROPOSALS
PROPOSAL 3 – Advisory Vote on Compensation of the Named Executive Officers
As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement. Our NEOs for 2025 are our CEO, our Chief Financial Officer, our three next highest paid executive officers, and our former CEO. Although your vote is advisory and will not be binding on the Board or the Company, the Board reviews the voting results and takes these results into consideration when making future decisions regarding executive compensation. The next advisory vote on the compensation of our NEOs is expected to be held at the 2027 Annual Meeting of Stockholders.
The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below under “Compensation Discussion and Analysis,” the Company’s compensation for its NEOs includes the following elements:
•Long-term equity compensation with performance-based vesting for two-thirds of the annual LTI award that was granted to NEOs in 2025. The most significant elements of the NEOs’ equity compensation opportunity for 2025 were performance-based awards under the LTI Program for which vesting depends on the Company’s (i) organic sales growth over a three-year period ending in December 2027 and (ii) total stockholder return relative to its peer group over a three-year period ending in January 2028.
•Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the NEOs is based on the Company’s performance. As such, the cash compensation for the NEOs has fluctuated from year to year, reflecting the Company’s financial results.
The text of the resolution in respect of Proposal 3 is as follows:
“Resolved, that the stockholders approve an advisory, non-binding vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
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COMPANY PROPOSALS
PROPOSAL 4 – Approval of the Integer Holdings Corporation 2026 Omnibus Incentive Plan
On February 27, 2026, upon the recommendation of the Compensation and Organization Committee (the “Compensation Committee”), our Board adopted the Integer Holdings Corporation 2026 Omnibus Incentive Plan (the “Plan”), subject to approval by our stockholders. The Plan is intended to replace the Company’s existing equity compensation plan – the Integer Holdings Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”), which was approved by our stockholders at our 2021 annual meeting of stockholders.
In connection with the design and adoption of the Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares being requested for authorization under the Plan is (i) 1,000,000 shares of our common stock, plus (ii) the total number of shares of our common stock reserved and available for issuance (but not otherwise granted) under the 2021 Plan as of the date of the Annual Meeting, plus (iii) any shares of our common stock that are subject to awards outstanding as of the date of the Annual Meeting that are later forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2021 Plan.
If the Plan is approved by our stockholders, the Plan will replace the 2021 Plan, and no new awards will be granted under the 2021 Plan after the date of the Annual Meeting. If the Plan is not approved by our stockholders, the 2021 Plan will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2021 Plan until its expiration on May 19, 2031, but our ability to provide equity-based compensation will be limited. If the Plan is not approved by our stockholders, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success.
In addition to the 2021 Plan, the Company previously maintained prior equity compensation plans. Each of the Greatbatch, Inc. 2016 Stock Incentive Plan, the Greatbatch, Inc. 2011 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan and the Greatbatch, Inc. 2005 Stock Incentive Plan has expired, and no shares are available for issuance under these expired plans.
Considerations for the Approval of the Plan
The Company believes that our equity compensation program is an essential part of our competitive compensation package. The Company estimates that the Plan’s share reserve will allow the Company to maintain its equity grant practices for approximately five years based on current circumstances, including the value of our common stock, the number of eligible participants in the 2021 Plan in the last twelve months, and the value of awards granted in the last twelve months. However, this is an estimate based on factors that are subject to change, and the actual number of awards granted in any year may be higher or lower than anticipated for a variety of reasons.
On March 31, 2026, the closing price of a share of our common stock as reported on the NYSE was $88.00 per share.
Corporate Governance Best Practices
The Plan incorporates several features and corporate governance best practices that further align our equity compensation program with the interests of our stockholders, including those summarized below:
Restricted dividends and dividend equivalents on awards. Dividends and dividend equivalents on restricted stock and restricted stock units are subject to the same vesting conditions as the underlying restricted stock or restricted stock unit and are paid only if and to the extent the underlying award vests. Dividend equivalents on awards subject to a performance vesting condition are paid only if and to the extent the underlying award vests. The Plan also prohibits the payment of dividend equivalents on shares subject to outstanding stock options or stock appreciation right (“SAR”) awards.
No discounted options or stock appreciation rights. The Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of our common stock on the grant date (except for “substitute” awards issued under the Plan that replace awards originally granted by a company or business that we acquire or with which we combine).
No liberal share counting for options or stock appreciation rights. Shares withheld to pay the exercise price or taxes in connection with options or SARs, shares underlying SARs that are not issued upon settlement of such SARs, and any shares repurchased on the open market using the proceeds from the exercise of an option will not again become available for issuance under the Plan.
No repricings. Repricing of options and SAR awards is not permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
No “reload” options or stock appreciation rights. The Plan does not permit the use of reload options or stock appreciation rights, which provide that the exercise of a stock option or stock appreciation right can automatically trigger the grant of a new stock option or stock appreciation right.
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COMPANY PROPOSALS
No “liberal” change in control definition. The change in control definition under the Plan is only triggered in those instances where an actual change in control occurs (see the definition set forth in Section 2(l) of the Plan). The definition is based on objective ownership, board turnover, merger and asset‑sale thresholds, and is intended to be consistent with applicable tax rules.
Default double trigger vesting following change in control. The Plan provides a flexible default double trigger vesting provision for awards that are continued, assumed, substituted or replaced in connection with a change in control. For such awards, vesting is accelerated only if a participant experiences a qualifying termination within 12 months following the change in control, unless the committee provides otherwise. For awards that are not continued, assumed, substituted or replaced in connection with a change in control, unvested time‑based awards vest in full and unvested performance‑based awards vest based on the greater of target or actual performance, unless the committee provides otherwise.
No evergreen provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be increased automatically without stockholder approval.
Independent administration. Awards to executive officers under the Plan are recommended or approved by the Compensation Committee, which is composed entirely of independent directors.
Clawback of awards. The Compensation Committee, or such other committee as designated by the Board, has the authority to subject awards granted under the Plan to any clawback or recoupment policies that the Company has in effect from time to time. All incentive awards, including awards under the Plan, will be subject to our Incentive Compensation Recoupment Policy, as described under “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program – Compensation Recoupment Policy.”
Stock ownership guidelines. Our executive officers (including all of our NEOs) and directors are subject to stock ownership guidelines to ensure that they face the same downside risk and upside potential as our stockholders. For additional details regarding our stock ownership guidelines, see “Compensation Discussion and Analysis – Other Features of our Executive Compensation Program – Stock Ownership Guidelines” with respect to executive officers and “Corporate Governance and Board Matters – Director Compensation – Director Stock Ownership Guidelines” with respect to directors.
No tax gross-ups. No participant is entitled under the Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the Plan.
Modest Share Usage
When determining the number of shares authorized for issuance under the Plan, our Board and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage needs for the Company to be able to make competitive grants to participants.
Specifically, our Board and the Compensation Committee considered several factors, including:
•Historical Equity Award Grant Rate. The following table sets forth information regarding our share usage (“burn rate”) for the last three fiscal years:

Fiscal Year	Stock Options Granted	Time-Based Full-Value Awards Granted	Performance-Based Full-Value Awards Vested	Weighted Average Shares Outstanding	Annual Burn Rate(1)
2025	—	155,508	153,040	34,735,000	0.89%
2024	—	148,777	223,655	33,601,000	1.11%
2023	—	231,064	24,427	33,320,000	0.77%
(1)Burn rate is calculated as (shares subject to time-vesting full value equity awards granted + shares subject to performance-vesting full value awards vested) / weighted average shares outstanding. No stock options were granted during the prior three years.
Our modest three-year average burn rate of 0.91% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.
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COMPANY PROPOSALS
•Overhang: Our Board is committed to limiting stockholder dilution from our equity compensation program. Prior to stockholder approval of this Plan, our overhang is 3.6%. If the Plan is approved by our stockholders, our overhang would be 6.3%. We calculate “overhang” as the total of (a) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards. The following table provides information as of December 31, 2025 about our common stock that may be issued upon the exercise of stock options and rights granted, or in the future granted under all existing equity compensation plans:

As of December 31, 2025
Total number of shares of common stock subject to outstanding stock options	20,229
Total number of shares of common stock subject to outstanding full value equity awards	559,054
Weighted-average exercise price of outstanding stock options	$37.48
Weighted-average remaining term of outstanding stock options (years)	1.2
Total number of shares of common stock available for grant under all equity incentive plans (before approval of the 2026 Omnibus Incentive Plan)	772,585
Total number of shares of common stock available for grant with approval of the 2026 Omnibus Incentive Plan	1,772,585
Attract and Retain Talent
We grant equity incentive awards to a broad spectrum of our employees, not only executives and named executive officers. We also use an annual equity retainer as an important component of our non-employee director compensation program. Approving the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within the Company necessary to our success.
Summary of the Plan
The following is a summary of the principal features of the Plan. This summary is not intended to be complete and is subject to, and qualified in its entirety by, the Plan. A copy of the Plan has been filed with the SEC with this Proxy Statement as Appendix B.
Purpose
The purpose of the Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
Eligibility
Our employees, non-employee directors, and consultants (which may include advisors and other service providers) are eligible to receive awards under the Plan. All employees, non-employee directors, and consultants of the Company are eligible to receive awards under the Plan. The basis of participation in the Plan is the Compensation Committee’s decision, in its sole discretion (except with respect to non-employee directors, for whom such awards are determined by our Board), that an award to an eligible participant will further the Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the Plan.
In a typical year, the Company expects to award long-term incentive and equity retention awards to executives and senior management as well as a select group of other high-performing associates. The Company employed approximately 11,000 employees worldwide as of December 31, 2025. Based on the Company’s historical compensation practices, approximately 200 to 220 employees typically receive awards under the program annually.
Our Board currently includes eleven directors, ten of whom are non-employee directors. Under our director compensation program, each of our non-employee directors receives a portion of his or her annual director retainer in equity.
Although the Plan includes consultants as eligible recipients, the Company historically has not granted awards to individual consultants. If the Plan had been in effect on the date it was approved by our Board, there would have been no individual consultants whom the Company would have considered to be eligible to receive awards under the Plan as of such date. In the future, the Compensation Committee will consider, on a case-by-case basis, whether individual consultants would be eligible for awards under the Plan.
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COMPANY PROPOSALS
In addition, an individual who holds an outstanding equity-based award that was originally granted by a company or other business that we acquire or with which we combine may be granted a substitute award under the Plan in assumption of or substitution for such awards originally granted by the other company or business.
Authorized Shares
Subject to adjustment (as described below), the aggregate number of shares being requested for authorization under the Plan is (i) 1,000,000 shares of our common stock, plus (ii) the total number of shares of our common stock reserved and available for issuance (but not otherwise granted) under the 2021 Plan as of the date of the Annual Meeting, plus (iii) any shares of our common stock that are subject to awards outstanding as of the date of the Annual Meeting that are later forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2021 Plan.
As of December 31, 2025, a total of 772,585 shares remained available for grant under the 2021 Plan. Any shares of our common stock granted between December 31, 2025 through the date of the Annual Meeting are granted pursuant to the 2021 Plan; any such shares will reduce the number of shares available for issuance under the 2021 Plan and will not again become available for issuance under the Plan (except in the case of awards outstanding as of the date of the Annual Meeting that are later forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2021 Plan).
Subject to adjustment, the maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 1,000,000.
If an award granted under the Plan is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the issuance of shares, the shares covered by the award will again be available for issuance under the Plan. With respect to full value awards only (e.g., restricted stock, restricted stock units, performance awards settled in shares, and other stock-based awards), shares surrendered or withheld in payment of taxes related to an award will become available again for issuance under the Plan, but for all other awards (e.g., stock options and SARs), shares surrendered or withheld in payment of taxes related to an award will not become available again for issuance under the Plan. Shares tendered or withheld to pay the exercise price in connection with options or SARs granted under the Plan (or under the 2021 Plan), shares underlying SARs granted under the Plan (or under the 2021 Plan) that are not issued upon settlement of such SARs, and any shares repurchased on the open market using the proceeds from the exercise of an option granted under the Plan (or under the 2021 Plan) will not become available again for issuance under the Plan.
Shares underlying substitute awards (i.e., awards granted as replacements for awards originally granted by a company or business that we acquire or with which we combine) will not reduce the number of shares available for issuance under the Plan.
Individual Limits
A participant who is a non-employee director generally may not receive compensation for any calendar year for his or her services as a director in excess of $750,000 in the aggregate, including cash payments and awards granted under the Plan. The independent members of the Board may make exceptions to this annual limit in extraordinary circumstances for individual directors, but the director receiving such additional compensation may not participate in the decision to award such compensation.
Administration
The Plan is administered by our Compensation Committee, unless our Board determines otherwise. In addition, our Board oversees director compensation and, under the Plan, will continue to approve awards to our non-employee directors consistent with the Company’s director compensation program. Under its charter, the Compensation Committee is required to be comprised of independent directors, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our shares are quoted or traded, and each member of the Compensation Committee is required to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. In this Proposal 4, a reference to the “committee” means our Board with respect to awards to our non-employee directors.
The committee has authority under the Plan to:
•designate participants;
•determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be cancelled, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the committee;
•amend the terms of any outstanding awards;
•accelerate the vesting, settlement or payment of an award, accelerate the lapse of any restrictions on an award, and in the case of options and SAR awards, accelerate the right to exercise the award;
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COMPANY PROPOSALS
•correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
•interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; and
•establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the Plan, in each case, as it deems appropriate for the proper administration of the Plan and compliance with applicable requirements.
The committee may delegate the authority to grant awards under the Plan, to the extent permitted by applicable law, to (i) one or more employees of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board.
Awards shall be granted for such cash or other consideration, if any, as the committee determines, provided, however, that in no event shall awards or shares related to awards be issued for less than such minimal consideration as may be required by applicable law. Other than stock options which are exercised following payment of an exercise price, participants receiving awards under the Plan are generally not required to pay the Company in connection with such awards (except for applicable taxes) other than the rendering of services.
Types of Awards
The Plan provides for grants of stock options, SARs, shares of restricted stock, restricted stock units (“RSUs”), performance awards and other stock-based and cash-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a substitute award) will be determined by the committee and will be no less than the closing price of a share of our common stock on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options, which may provide favorable tax treatment for the participant, must meet the requirements of Section 422 of the Code.
A participant holding stock options has no right to vote the underlying shares until after the exercise of the stock options and the issuance of the underlying shares. No stock option may include any right to dividend equivalents with respect to the stock option or the underlying shares.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to any appreciation in the value of one share from the grant date to the exercise date. The per share exercise price of a SAR (other than a substitute award) will be determined by the committee and will be no less than the closing price of a share of our common stock on the grant date. The committee will determine the date after which each SAR may be exercised and the expiration date of each SAR, provided that no SAR will be exercisable more than ten years after the grant date.
A participant holding SARs has no right to vote the underlying shares until after the exercise of the SARs and the issuance of the underlying shares. No SAR may include any right to dividend equivalents with respect to the SAR or the underlying shares.
Restricted Stock. Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture. The period of restriction may lapse after the participant has completed a period of continuous employment or service, has satisfied one or more performance conditions specified by the committee, or both.
During the period of restriction, unless otherwise provided in the award agreement, participants holding shares of restricted stock may exercise full voting rights with respect to those shares. During the period of restriction, participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to those shares, but any such dividends and distributions are subject to the same vesting conditions as the underlying restricted stock and are paid only if and when the underlying award vests.
RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions. The period of restriction may lapse after the participant has completed a period of continuous employment or service, has satisfied one or more performance conditions specified by the committee, or both. An award of units under the Plan subject to the satisfaction of performance conditions may be referred to as a “performance stock unit” or a “PSU.”
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COMPANY PROPOSALS
Participants holding RSUs have no right to vote the shares represented by the units unless and until the underlying shares are issued to the participant. Unless otherwise provided by the committee, holders of RSUs also have no right to receive dividend equivalents in connection with the units. The committee may provide for payment of dividend equivalents with respect to RSUs under such terms and subject to such limitations as the committee deems appropriate, provided that any such dividend equivalents are subject to the same vesting conditions as the underlying RSU and are paid only if and to the extent the underlying award vests. The committee will specify the vesting schedule and the settlement schedule for RSUs, which may include delayed delivery later than the vesting date.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance conditions specified by the committee over a specified performance period. The committee has authority to specify that any other award granted under the Plan will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance conditions. Performance conditions may be based on one or more business criteria or other measures of performance, may be measured on an absolute or relative basis, may be applied with respect to the Company, any of its subsidiaries, segments, divisions, business units, or any combination thereof, or may be applied on an individual basis.
Participants holding performance awards have no right to vote the shares represented by the awards unless and until the underlying shares are issued to the participant, and, unless otherwise provided by the committee, holders of performance awards also have no right to receive dividend equivalents in connection with the awards. The committee may provide for payment of dividend equivalents with respect to awards under such terms and subject to such limitations as the committee deems appropriate, provided that any such dividend equivalents are subject to the same vesting conditions as the underlying performance award and are paid only if and to the extent the underlying award vests.
Notwithstanding the limitations described above with respect to performance awards, to the extent that an award of restricted stock is granted as a performance award subject to satisfaction of performance conditions, the participant shall have the right to vote such shares during the period of restriction unless otherwise provided in the award agreement, and shall be entitled to receive all dividends and other distributions paid with respect to those shares during the period of restriction, provided that any such dividends and distributions are subject to the same vesting conditions as the underlying restricted stock and are paid only if and when the underlying award vests.
Other Stock-Based Awards. The committee is authorized to grant other stock-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the committee designates. The committee shall specify the terms and conditions of such other stock-based awards, provided, however, that any dividend equivalents with respect to other stock-based awards are subject to the same vesting conditions as the underlying award and are paid only if and to the extent the underlying award vests.
Other Cash-Based Awards. The committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance conditions or otherwise as permitted under the Plan), either independently or as an element of or supplement to any other award under the Plan. The committee shall specify the terms and conditions of such other cash-based awards.
Adjustments
In the event the committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the Plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; (iv) the terms and conditions of any outstanding awards, including the performance conditions of any performance awards; and (v) any other affected terms and conditions of the Plan or outstanding awards. Any such adjustment will comply with applicable law and applicable tax requirements, including Section 409A of the Code.
2026 PROXY STATEMENT | 23

COMPANY PROPOSALS
Termination of Service and Change in Control
Generally, upon a participant’s termination of service, any unvested portion of an award will be forfeited without any consideration to be paid to the participant, unless the committee provides otherwise in an award agreement or determines to apply different treatment in a particular case.
In the event of a “change in control” (as defined in the Plan and described below), the Plan establishes default rules designed to provide for “double‑trigger” vesting in many circumstances and to comply with applicable tax requirements, including Section 409A of the Code. Upon a change in control, outstanding awards will generally be treated as follows, unless the committee provides otherwise in an award agreement or determines to apply different treatment in a particular case:
Awards Continued, Assumed, Substituted or Replaced. If an outstanding award is continued, assumed, substituted or replaced by the Company or its successor with an award having substantially the same terms and value, the award will not automatically vest upon the change in control and instead will continue in accordance with its terms. However, if the participant experiences a “qualifying termination” (as defined in the Plan and described below) within 12 months following the change in control, then:
•any outstanding time-based awards will become fully vested and exercisable, and
•service conditions applicable to any outstanding performance-based awards will be deemed satisfied and the performance conditions for such performance-based awards will be deemed satisfied at the greater of target or actual performance, and the award will vest and, if appliable, be settled, subject to compliance with any applicable provisions of Section 409A of the Code.
Under the Plan, a “qualifying termination” generally means an involuntary termination without cause, termination by an employee as a result of certain relocations of the employee’s principal work location, or termination due to death or disability, in each case on or within 12 months following the change in control.
Awards Not Continued, Assumed, Substituted or Replaced. If an outstanding award is not continued, assumed, substituted or replaced in connection with a change in control, then immediately prior to, and contingent on, the change in control:
•any outstanding time-based awards will become fully vested and exercisable, and
•service conditions applicable to any outstanding performance-based awards will be deemed satisfied and the performance conditions for such performance-based awards will be deemed satisfied at the greater of target or actual performance, and the award will vest and, if appliable, be settled at or shortly after the change in control, subject to compliance with any applicable provisions of Section 409A of the Code.
In connection with a change in control, the committee may cancel, without any payment to the participant, any option or SAR with an exercise price that is equal to or greater than the per-share value of the consideration to be paid in the transaction.
Under the Plan, a “change in control” generally means, unless otherwise defined in the participant’s service agreement or award agreement, the occurrence of one or more of the following events:
•any person or entity is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of our stock;
•the replacement of more than 50% of our directors during any 12-month period;
•the consummation of our merger, amalgamation or consolidation with any other entity, or the issuance of voting securities in connection with our merger or consolidation with any other entity (unless (i) our voting securities outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or
•the sale or disposition of all or substantially all of our assets in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from us that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s).
The Plan also provides that, to the extent necessary to comply with Section 409A of the Code, a change in control must also constitute a “change in control event” within the meaning of Section 409A.
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COMPANY PROPOSALS
Amendment and Termination
Our Board may amend, alter, suspend, discontinue or terminate the Plan at any time and without stockholder approval, unless the particular action requires stockholder approval under applicable law or under the rules of the stock exchange on which our shares are principally traded, which is currently the NYSE. The committee may also amend, alter, suspend, discontinue or terminate any outstanding award at any time. However, no such Board or committee action, other than in connection with a change in control or an adjustment in connection with certain specified extraordinary corporate transactions, that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the Plan to comply with applicable law, stock exchange rules and regulations, or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the Plan. In addition, the committee may amend the Plan or create sub-plans under the Plan in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing
The Plan generally prohibits the repricing of stock options or SARs or similar awards without stockholder approval. Without stockholder approval, neither our Board nor the committee is permitted, directly or indirectly, to amend or modify the award to lower the exercise price of an outstanding stock option, SAR or similar award, or to cancel an outstanding stock option, SAR or similar award at a time when the exercise price is greater than the fair market value of a share of our common stock in exchange for a new award with a lower exercise price or another award, or to cancel or repurchase an outstanding stock option, SAR or similar award at a time when the exercise price is greater than the fair market value of a share of our common stock in exchange for cash or other securities; provided, however, that this prohibition on repricing is subject in each case to the adjustment provision described above for certain specified extraordinary corporate transactions.
Cancellation or “Clawback” of Awards
The Company maintains the Incentive Compensation Recoupment Policy, as described under “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program – Compensation Recoupment Policy.” All incentive compensation, including awards under the Plan, are subject to our Incentive Compensation Recoupment Policy and any other any clawback or recoupment policies that the Company has in effect from time to time. To the extent permitted by applicable law, stock exchange rules and regulations, and Company policies, the committee may, and to the extent it is required to do so, the committee shall, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.
Term
The Plan expires on May 20, 2036 unless, prior to that date, the maximum number of shares available for issuance under the Plan has been issued or our Board terminates the Plan.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Plan. This summary addresses the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
2026 PROXY STATEMENT | 25

COMPANY PROPOSALS
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
Restricted Stock
A participant generally will not recognize any income upon the receipt of unvested shares of restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A Participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A Participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equal to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
Other Cash-Based Awards and Other Stock-Based Awards
The taxation of other cash-based awards and other stock-based awards will depend upon the design of such awards.
Registration with the SEC
If our stockholders approve the Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the Plan.
New Plan Benefits
As discussed more fully under “Corporate Governance and Board Matters – Director Compensation – Equity Retainers,” each non-employee director currently receives an annual equity retainer with a value of approximately $180,000 ($240,000 for the Chair of the Board) for service on our Board, payable in RSUs that vest over time. On or around May 20, 2026, the Company anticipates granting RSUs to each non-employee director in the amount of approximately $180,000 ($240,000 for the Chair of the Board) each, with the number of RSUs calculated based on the closing price of the Company’s common stock on the grant date. If stockholders approve the Plan at the Annual Meeting, the Company anticipates granting these RSUs under the Plan. If stockholders do not approve the Plan, the Company anticipates granting these RSUs under the 2021 Plan. The following table sets forth certain information regarding the anticipated grants of RSUs to the non-employee directors:
26 | 2026 PROXY STATEMENT

COMPANY PROPOSALS

Name and Position	Dollar Value
All non-employee directors as a group (ten individuals)	$1,860,000	(1)
(1)Amount reflects the aggregate value of RSU awards anticipated to be granted on or around May 20, 2026 to all non-employee directors following the Annual Meeting. The number of RSUs will be determined based on the closing price of our common stock on the grant date and, therefore, cannot be determined until the grant date.
Participation and the types of awards granted under the Plan are subject to the Compensation Committee’s discretion or, with respect to non-employee directors, subject to our Board’s discretion in connection with changes in the Company’s director compensation program, and in each case are subject to the terms of the Plan. No awards may be granted under the Plan unless stockholders approve the Plan at the Annual Meeting. Other than the anticipated grants to the non-employee directors as discussed above, no determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the Plan will be granted in the future under the Plan. Therefore, any other benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not determinable at this time. However, please refer to the Summary Compensation Table for 2025 in this Proxy Statement, which sets forth certain information regarding awards granted to our named executive officers during 2025.
Equity Compensation Plan Information
The following table provides information regarding the Company’s equity compensation plans as of December 31, 2025.

Plan Category(1) (As of December 31, 2025)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(2)	( b )	( c )
Equity compensation plans approved by security holders	579,283	$37.48	772,585
Equity compensation plans not approved by security holders	–	–	–
Total	579,283	$37.48	772,585
(1)Subject to approval by stockholders, the aggregate number of shares of our common stock authorized and reserved for issuance under the proposed 2026 Omnibus Incentive Plan is the sum of (i) 1,000,000 shares of common stock, plus (ii) the total number of shares of common stock reserved and available for issuance (but not otherwise granted) under the 2021 Omnibus Incentive Plan as of the date of the Annual Meeting, plus (iii) any shares of common stock that are subject to awards outstanding as of the date of the Annual Meeting that are later forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares under the 2021 Omnibus Incentive Plan. This table does not include the 1,000,000 shares of common stock to be reserved as a portion of the aggregate number of shares authorized and reserved for issuance under the 2026 Omnibus Incentive Plan if stockholders approve the 2026 Omnibus Incentive Plan at the Annual Meeting.
(2)Consists of 20,229 shares of common stock underlying stock options issued under the 2009 Stock Incentive Plan and an aggregate of 559,054 shares of common stock underlying RSUs (assuming the target performance level) that were granted under the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan, and the 2021 Omnibus Incentive Plan, which are not included in the exercise price reported in column b. The 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan have expired or been closed such that no further awards can be granted under these plans; however, securities may still be issued under these plans to the extent there are any outstanding awards that were issued under these plans before expiration.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve Proposal 4. Abstentions and broker non-votes will not constitute a vote cast and therefore will not affect the outcome of the vote on the approval of this Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE INTEGER HOLDINGS CORPORATION 2026 OMNIBUS INCENTIVE PLAN
2026 PROXY STATEMENT | 27

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the compensation of our CEO and together with our other NEOs during 2025. Our NEOs for 2025 were:
•Payman Khales, President and CEO(1)
•Diron Smith, Executive Vice President and Chief Financial Officer
•Lindsay K. Blackwood, Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary
•Andrew Senn, President, Cardio & Vascular
•Jim Stephens, President, Cardiac Rhythm Management & Neuromodulation
•Joseph W. Dziedzic, former President and CEO(2)
_____
(1) Mr. Khales was appointed President and CEO, effective as of October 24, 2025. Prior to that, Mr. Khales served as the Company’s Chief Operating Officer (“COO”).
(2) Mr. Dziedzic served as President and CEO until he was succeeded by Mr. Khales on October 24, 2025.
2025 Performance
In 2025, sales increased 8.0% to $1.854 billion, driven by new product ramps in targeted high-growth markets, higher demand across our base business, and contributions from our recent acquisitions. We completed the acquisitions of Precision Coating in January 2025, VSi Parylene in February 2025, and certain assets of Biocoat Incorporated in December 2025. On an organic basis(1), sales increased 6.4% compared to 2024. Operating income increased $13 million, or 6%, to $221 million. Adjusted operating income(1) increased $37 million, or 13%, to $321 million.
(1)    Organic sales growth and adjusted operating income are non-GAAP financial measures. See Appendix A to this proxy statement for information regarding these non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Performance under the 2025 Short-Term Incentive and Long-Term Incentive Programs
Our 2025 STI and LTI programs are market-competitive, performance-based incentive programs, designed to focus our NEOs on key measures of success over multiple time frames, and to align decision making with the interests of stockholders for long-term and sustained growth.
The 2025 STI program was primarily based on our STI adjusted operating income (“STI AOI”), which was $321.4 million, or 97.16% of the target performance goal, resulting in an STI AOI payout factor of 85.75%. STI bonus payouts for our NEOs were based on STI AOI, a series of strategic objectives (the “ELT Team Goal”), as well as functional and product category performance, as appropriate, for the respective NEOs. Final payouts to our NEOs under the 2025 STI program ranged from 64% to 86% of target.
The 2025 LTI program for our NEOs was comprised of equity-based awards that vest over three-years, consisting of time-based restricted stock units (“RSUs”) and two separate awards of performance-based restricted stock units (“PSUs”) that vest based on (i) our year-over-year and three-year cumulative average organic revenue growth, also referred to as organic sales growth (“Financial PSUs”), and (ii) our relative total stockholder return (“rTSR”) as compared to the 2025 Peer Group, as defined below under “Competitive Market Review” (“rTSR PSUs”). The PSUs granted under the 2024 and 2025 LTI programs have three-year performance periods and remain subject to future performance. The PSU awards granted under the 2023 LTI program were based on organic sales growth and rTSR and had performance periods ending in December 2025 and January 2026, respectively. For purposes of the 2023 PSUs, our rTSR ranked at the 72nd percentile, resulting in a payout at 186.11% of target. Organic sales growth exceeded the maximum performance goal in one of the three years and was between target and maximum in two of the three years, resulting in a payout at 182.83% of target. The 2023 PSU awards and final results are further described below under the heading “Vesting of 2023 Performance Stock Units.”
Additional Awards in 2025
During 2025, the Compensation Committee awarded a special cash award to Mr. Senn for his exemplary work in completing the acquisition of Precision Coating and a cash sign-on award to Ms. Blackwood as an inducement to join the Company. These awards are described further below under the heading “Special Cash Awards.”
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COMPENSATION DISCUSSION AND ANALYSIS
Also, during 2025, the Compensation Committee made special stock-based incentive awards to Mr. Khales in connection with his promotion to President and CEO and Ms. Blackwood in recognition of equity compensation forfeited from her former employer as described below under the heading “Long-Term Incentive Plan.”
Components of the 2025 Executive Compensation Program
The principal components of our executive compensation program for 2025 are summarized below and detailed later in this CD&A.

Compensation Element	Objective	Vehicles	Key Performance Metrics
Base Salary	To provide market competitive pay to attract and retain executives.	Fixed cash	Not applicable.
Short-Term Incentive	To motivate and reward achievement of short-term financial and strategic objectives.	Variable cash	For all NEOs, includes AOI and company-wide strategic objectives; for function leaders includes function performance; and for product category leaders includes product category performance metrics.
Long-Term Incentive	To motivate and reward achievement of long-term performance consistent with stockholder interests and enhance retention of executives.	PSUs and RSUs	For PSUs, Financial PSUs and rTSR PSUs.
Executive Compensation Best Practices
Below is a summary of our executive compensation best practices. We believe these practices support our compensation philosophy and are in the best interests of the Company and our stockholders.
Say-on-Pay
At our 2025 Annual Meeting of Stockholders, our stockholders had the opportunity to make an advisory vote on our NEO compensation. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with approximately 98% of votes cast (excluding abstentions and broker non-votes) voting in favor of our 2024 NEO compensation program. Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders. The Compensation Committee will consider the results of this year’s say‑on‑pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.
Compensation Philosophy
Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our NEOs are designed to be consistent with our compensation philosophy.
Our executive compensation programs include:
•Base salary
•Annual performance-based incentives under our STI program
•Long-term equity incentives, including RSUs and PSUs
•Limited executive perquisites
•Health and welfare benefits
•Retirement savings plans
•Change in control agreements and severance benefits
2026 PROXY STATEMENT | 29

COMPENSATION DISCUSSION AND ANALYSIS
Total target compensation opportunities are set within the competitive ranges provided by our peers (as discussed below under “Competitive Market Review”) and industry surveys for comparable positions. However, due to the performance-based nature of our program, our executives can realize more, or less, than these target amounts commensurate with the Company’s performance against pre-established short- and long-term goals, individual performance, and additional Compensation Committee considerations. The Compensation Committee believes that this design allows us to attract and retain skilled executives to execute our strategic plans, both in the short- and long-term, while properly aligning the interests of our executive officers with our stockholders. The executive compensation program allows the Compensation Committee to respond to the evolving business environment, address individual performance and consider internal and external pay equity.
Compensation Committee Practices and Procedures
The Compensation Committee has direct responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Company’s executive leadership team who report to the CEO, which includes all NEOs other than the CEO. The independent members of the Board maintain responsibility for determining the compensation levels and awards provided to the CEO after the Compensation Committee evaluates and reports to the Board on the CEO’s performance results. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. In 2025, Frederic W. Cook & Co., Inc. (“FW Cook”) advised the Compensation Committee on the Company’s executive compensation programs and representatives of FW Cook were present for all Compensation Committee meetings except during select instances when the Compensation Committee met in executive session.
The Compensation Committee conducts an annual review of the consulting firm’s independence, including a review of factors outlined by the applicable SEC and NYSE rules. Following the annual review, the Compensation Committee concluded for purposes of 2025 that FW Cook’s work for the Compensation Committee did not raise a conflict of interest.
In 2025, the Compensation Committee evaluated a comprehensive report and analysis by FW Cook regarding executive compensation. For CEO compensation, in January 2025, the Compensation Committee recommended to the independent members of the Board, who then approved a base salary amount with no change from the prior year, and an increase to the target STI bonus opportunity and annual LTI awards for Mr. Dziedzic, our former President and CEO, for 2025, after taking into consideration his compensation compared to the market data of the 2025 Peer Group, as defined below under “Competitive Market Review.” In October 2025, the Committee recommended to the independent members of the Board who then approved the terms of an employment agreement with Mr. Khales that included his base salary, target STI bonus opportunity, 2026 LTI award target and a special stock-based incentive award in connection with his promotion to President and CEO.
In February 2026, the independent members of the Board reviewed and approved Messrs. Khales’ and Dziedzic’s STI award payouts for 2025. For the other NEOs, the Compensation Committee considered the input and recommendations from our CEO regarding performance, base salary adjustments and annual STI and LTI award amounts for each such NEO.
Competitive Market Review
The Compensation Committee compares Company performance and compensation programs against a peer group of companies. Prior to setting compensation for 2025, the Compensation Committee reviewed the make-up of the peer group and, at that time, made no changes to the group in preparation for determining 2025 compensation. In selecting the peer group, the Compensation Committee applied the following screening criteria and rationale:
•Public company - ensures availability of market data
•Headquartered in the United States - ensures labor market overlap
•Medical equipment and supplies industry focus (or similarly sized entities who have electronic manufacturing operations) - considers impact of industry practices on compensation amount and design
•Revenue proximity - revenue is a proxy for business complexity and is correlated to compensation
•Market cap - secondary size characteristic and one of the constraints on the aggregate equity award value
30 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The companies in the peer group used to evaluate executive compensation for 2025 (the “2025 Peer Group”) are:

Avanos Medical, Inc. (AVNS)	LivaNova PLC (LIVN)
Benchmark Electronics, Inc. (BHE)	Masimo Corporation (MASI)
Bruker Corporation (BRKR)	Merit Medical Systems, Inc. (MMSI)
CONMED Corporation (CNMD)	Methode Electronics, Inc. (MEI)
Enovis Corporation (ENOV)	Nordson Corporation (NDSN)
Envista Holdings Corporation (NVST)	Orthofix Medical Inc. (OFIX)
Globus Medical, Inc. (GMED)	OSI Systems, Inc. (OSIS)
Haemonetics Corporation (HAE)	Plexus Corp. (PLXS)
ICU Medical, Inc. (ICUI)	Teleflex Incorporated (TFX)
Integra LifeSciences Holdings Corporation (IART)	Varex Imaging Corporation (VREX)
During 2025, the Compensation Committee reviewed the composition of the 2025 Peer Group and determined that no changes were necessary for 2026 compensation decisions.
Executive Compensation Pay Mix
The overall mix of base salary, STI and LTI opportunities as a percentage of total target direct compensation for Mr. Khales and the average for our other NEOs (excluding Mr. Dziedzic) are illustrated below. The value of the STI is based on target performance, excluding any special cash awards. The value of the LTI is based on the target grant date fair value of the regular annual long-term incentives, excluding any special equity awards. For Mr. Khales, the percentages in the figure below are based on the target annual compensation as CEO. All other compensation has been excluded in determining these percentages.
For Mr. Khales, 87% of target annual direct compensation is variable based on performance (an average of 72% for our other NEOs), including financial goals, strategic objectives and stock price:
CEO and Other NEOs’ Target Pay Mix

2026 PROXY STATEMENT | 31

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
We provide our NEOs with a fixed level of cash compensation in the form of base salary to provide market competitive pay. Base salary is consistent with each NEO’s skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee’s general practice is to target the competitive market median of our peer group. Individual base salaries may differ from the median of our peer group in consideration of the factors listed above, as well as other factors, including specific responsibilities, relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual.
The base salaries of our NEOs are reviewed by the Compensation Committee on an annual basis, as well as at the time of hire, promotion, or significant changes in responsibility. After consideration by the Compensation Committee, the base salary for Mr. Khales was increased in March 2025 to $600,000 in connection with his promotion to COO. After consideration by the independent members of the Board, in October 2025, Mr. Khales base salary was further increased to $875,000 in connection with his promotion to President and CEO. After consideration by the independent members of the Board, the base salary for Mr. Dziedzic was not increased during 2025 as his then-current base salary was appropriately positioned in relation to the 2025 Peer Group data. The base salary for Ms. Blackwood was determined in connection with her joining the Company as Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary in March 2025. The base salary for Mr. Senn was increased in March 2025 in connection with his promotion to President, Cardio and Vascular. The base salary for Messrs. Smith and Stephens were increased in March 2025 to better align with competitive market levels and our desired compensation philosophy.

The annualized year-end base salary for 2025 and 2024 for each of our NEOs was as follows:

NEO	2025	2024
Payman Khales(1)	$875,000	$550,000
Diron Smith	515,000	440,000
Lindsay K. Blackwood	475,000	—
Andrew Senn	450,000	375,000
Jim Stephens	515,000	465,000
Joseph W. Dziedzic(2)	1,235,000	1,235,000
(1)Mr. Khales served as COO prior to his appointment as President and CEO on October 24, 2025. The 2025 annualized salary shown for Mr. Khales was effective October 24, 2025, in connection with his appointment as President and CEO.
(2)Mr. Dziedzic served as President and CEO until his transition to Special Advisor on October 24, 2025. From October 24, 2025 until March 31, 2026, he continued to receive a base salary as Special Advisor equal to 100% of his annual CEO base salary rate.
32 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Short-Term Performance-Based Incentives
The objective of our annual STI program is to provide a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for upside based on outperformance. The primary funding of STI is based on achievement of STI AOI goals. The target for 100% funding is deemed to be a realistic but challenging goal, and any amount greater than the target is considered a stretch goal. Accordingly, performance achievement at target would result in 100% payout of the target STI bonus amount, whereas better performance would result in a higher than target payout, up to 200%, and lower performance would result in a lower than target payout, and no payout if performance fails to reach at least a threshold level. The Compensation Committee believes that the design of the funding and performance metrics are aligned with the Company’s strategic objective of growing revenue and profitability and is therefore directly aligned with the interests of stockholders.
The STI program is based on key measures of success that the executive team strives to achieve over an annual timeframe. By assigning relative weightings of target STI, the metrics are intended to provide a balanced view of executive performance on the following dimensions:

2025 Measures	Payman Khales (as CEO)(1)	Payman Khales (as COO)(1)	Diron Smith	Lindsay K. Blackwood	Andrew Senn	Jim Stephens	Joseph W. Dziedzic
STI AOI	80%	—	40%	40%	—	—	80%
ELT Team Goal	20%	20%	20%	20%	20%	20%	20%
Product Category Performance	—	80%	—	—	80%	80%	—
Function Performance	—	—	40%	40%	—	—	—
(1)Mr. Khales was promoted from COO to CEO, effective October 24, 2025. His total 2025 STI opportunity was an aggregate of the STI opportunity he had for each role during the time of that role and based on the performance measures of that role.
STI AOI
STI AOI (as defined below) is the primary STI metric:
•Integer must achieve the threshold STI AOI metric for any STI payments to be made; and
•STI AOI is used as a payout multiplier for all other metrics.
For 2025, the Compensation Committee established a range of performance and payout levels consistent with what had been in place for the 2024 STI program year. The threshold and maximum payouts under the 2025 STI plan for STI AOI can be summarized as follows:

	2025 STI AOI Performance % of Target		Payout % of Target
Maximum	113%		200%
Target	100%		100%
	90%		50%
Threshold	85%	*	25%
* No payout for performance below the threshold level of 85% performance. Payout for performance achieved between two performance levels will be linearly interpolated.
2026 PROXY STATEMENT | 33

COMPENSATION DISCUSSION AND ANALYSIS
Consistent with prior practice, the Compensation Committee established the target STI AOI performance in February 2025 and at the same time determined that it would continue to review analysis and consider developments related to the implementation of tariffs and the impact on the Company’s business and profitability. As a result of this continued review and analysis, in April 2025, the Committee adjusted the STI AOI performance target downward by $15 million, with the understanding that if the impact of tariffs impacted AOI by less than $15 million, the 2025 STI payout factor would be reduced. If the effect of the tariffs affected AOI by more than $15 million, there would be no adjustment to the calculated payout factor. In February 2026, the Compensation Committee determined that the tariffs had not materially impacted the company and, therefore, used negative discretion to reduce the payout factor to the amount that would have been achieved had the goals not been adjusted for any tariff impact.
Actual achievement for the 2025 STI AOI was $321.4 million, compared to a target goal of $330.8 million (which was the original, higher goal), resulting in a payout factor of 85.75% of target.
The target performance levels and results of the STI AOI component under the 2025 STI program, as approved by the Compensation Committee, were as follows:

	STI AOI (in millions)	2025 Performance versus Target	Payout Percentage
Performance Level	$373.8	113% (Maximum)	200%
	$330.8	100% (Target)	100%
	$297.7	90%	50%
	$281.2	85% (Threshold)	25%

Results	$321.371	97.16%	85.75%
STI AOI for purposes of the 2025 STI performance metric consists of consolidated operating income prepared in accordance with generally accepted accounting principles (“GAAP”), for the fiscal year ended December 31, 2025, adjusted for the following: to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, and (vii) unusual or infrequently occurring items.
ELT Team Goal
The Compensation Committee assessed management’s performance against the 2025 ELT Team Goal, which included the following strategic objectives:
•Accelerating the Company’s pipeline to deliver sales growth at least 200 bps above market in the near term;
•Implementing the Integer Production System elements at our sites;
•Enhancing our innovation processes to provide further differentiated solutions to sustain market outperformance in the long term; and
•Growing leadership capability to improve the rate at which open positions are filled with internal candidates.
After assessing management’s performance against the strategic objectives, in February 2026, the Compensation Committee assigned a rating of 100% for the ELT Team Goal.

34 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Product Category Performance
Product category performance metrics and associated goal setting applicable to Messrs. Senn, Stephens and Khales (for Mr. Khales, for the portion of the year he was in the COO role) are described below.

Metric	Weighting(1)	Metric Definition	Goal Setting Description
Product Category Operating Profit	31.25%	Operating profit at the product category level is defined as revenue less operating expenses (i.e. direct material, labor, overhead, etc.).	Target performance is determined as part of the annual budgeting process, with threshold and maximum levels of performance set at 25% below and 20% above the target level, respectively.
Quality CLA Rate	18.75%	Our quality metric is based on product lot customer acceptance rates and the aging of corrective and preventative actions (CAPAs). CAPA is a core ISO13485 quality system element and also mandated by the regulations of the U.S. Food and Drug Administration, European Union and many other geographies, for the design and manufacture of medical devices.	Product lot customer acceptance rates at target are based on targeted improvement over the prior year. Threshold level of performance is generally based on attaining a minimum level of performance with maximum defined as approaching 100% customer acceptance. Various levels of achievement are defined at specific growth achievements in the measured lot acceptance rate. Payout is voided regardless of quality performance if any CAPAs are aged above the maximum acceptable number of days at year-end.
Inventory Days-On-Hand	12.50%	The average value of all materials in inventory divided by the average value of materials used in a single day.	A lean manufacturing tool, a Plan For Every Part (“PFEP”), allows Integer to compute the right amount of inventory per item and provide an entitlement based on the recommended minimum and maximum targets. A combination of lean manufacturing tools, continuous improvement plans, and ERP projections are used to calculate targets by site, product category, and company. A Days-On-Hand threshold (50% payout) and target (100% payout) are set. Over-target payouts require achieving the Days-On-Hand target plus attaining a specified PFEP goal for a 150% payout and 100% PFEP attainment for maximum (200% payout).
On-Time Delivery	12.50%	On-time delivery is measured as the percentage of orders shipped on time.	Targeted level of performance is based on an established percentage improvement over the prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is defined as approaching 100% on-time shipment.
Category Challenge Metric	25.00%
Each production site has a challenge objective assigned, which could include additional weighting on the existing metrics above, and/or other operational metrics critical to that site.
For the C&V category, the average of all site achievements was used for the category score. For the CRM&N category, the challenge metric was split 50% on category AOI and revenue.

If the Category Challenge Metric is computed by assigning additional weighting to the above referenced metrics, the same methodology described above is used herein.
If the Category Challenge Metric is computed using operation metrics critical to a site, appropriate threshold, target and maximum level of performance are assigned.

(1) Percentage of Product Category Performance measure.
Function Performance
Leaders of key functions are assigned Function Performance Ratings, generally reflecting the group’s successes and contributions to the business strategies over the performance year. For Mr. Smith and Ms. Blackwood, function performance ratings of 100% for the Finance and Legal functions were assigned. The Function Performance Rating is then subject to the STI AOI multiplier.
2026 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS
STI Results and Payouts for 2025
The chart below illustrates the weighting and achievement for each of the STI program components, for each of the NEOs:

	Company Performance (STI AOI)		Function Performance Rating		Product Category Performance(1)(2)		ELT Team Goal		Total Payout
NEO	Weighting	% of Target Earned	Weighting	% of Target Earned(3)	Weighting	% of Target Earned(3)	Weighting	% of Target Earned(3)	% of Target Earned
Payman Khales(4)	23.5%	85.75%			56.5%	58.80%	20%	85.75%	70.52%
Diron Smith	40%	85.75%	40%	85.75%			20%	85.75%	85.75%
Lindsay K. Blackwood	40%	85.75%	40%	85.75%			20%	85.75%	85.75%
Andrew Senn					80%	65.03%	20%	85.75%	69.17%
Jim Stephens					80%	59.23%	20%	85.75%	64.53%
Joseph W. Dziedzic	80%	85.75%					20%	85.75%	85.75%
(1)Targets for Product Category Performance measures are not disclosed due to their sensitive nature, as doing so could provide competitors with insights into our business strategy. The Compensation Committee believes that achievement of the target goals were challenging and required substantial performance.
(2)Definition and goal setting description of each of the metrics comprising Product Category Performance is provided on page 35 of this Proxy Statement.
(3)Shown reflecting 100% achievement times the multiplier of 85.75% for STI AOI.
(4)Weightings represent the weighted averages for the periods during which Mr. Khales served as COO (up to October 24, 2025), and CEO (October 24, 2025 through December 31, 2025).
The individual target STI bonuses for our NEOs were determined by the Compensation Committee to provide targeted total compensation at the median of our competitive market. The target and actual payouts for our NEOs for 2025 were as follows:

NEO	Salary Earned(1) ($)	Bonus Target as % of Salary Earned (%)	Target STI ($)	% of Target Earned (%)	STI Earned ($)
Payman Khales(2)	637,019	80.94	515,625	70.52	363,631
Diron Smith	499,135	75	374,351	85.75	321,007
Lindsay K. Blackwood	365,385	65	237,500	85.75	203,656
Andrew Senn	434,135	65	282,184	69.17	195,190
Jim Stephens	504,423	70	353,096	64.53	227,853
Joseph W. Dziedzic	1,235,000	125	1,543,750	85.75	1,323,766
(1)Amounts represent actual base salary earned by each NEO, which may vary from the annual base salary rate for such NEO.
(2)Bonus target as percentage of salary earned is a weighted average of a 75% bonus target for Mr. Khales’ salary earned prior to becoming CEO on October 24, 2025 and a 100% bonus target for his salary earned as CEO.
Special Cash Awards
In February 2025, the Compensation Committee awarded a special recognition cash bonus of $250,000 to Mr. Senn for his exemplary work in completing the acquisition of Precision Coating. The award was paid at the same time as the annual STI in March 2025.
As an inducement to join the Company, the Committee provided a cash sign-on bonus of $100,000 to Ms. Blackwood, with $50,000 paid on her hire date in March 2025 and $50,000 paid on the one-year anniversary of her hire date.
36 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Plan
Our LTI plan is the largest component of our NEOs’ target total direct compensation and is administered by the Compensation Committee in collaboration with management, subject to general oversight by the Board. LTI awards are a key component of our compensation program and are designed to align management’s performance incentives and pay outcomes with our stockholders’ interests in value creation.
2025 Equity Award Types and Weightings
The table below presents a summary of the awards under our annual 2025 LTI program:

	RSUs	rTSR PSUs	Financial PSUs
Percent of Total LTI Value	33.3%	33.3%	33.3%
Vesting or Performance Period	3-year annual vesting	3-year performance period with cliff vesting	3-year performance period with cliff vesting
Performance Metric	N/A	Relative TSR versus peer group	Organic Sales Growth
Potential Payout as a % of Target	N/A	Threshold 50% Maximum 200%	Threshold 50% Maximum 200%
LTI awards made to our NEOs in 2025 under the regular award cycle were comprised of RSUs, rTSR PSUs and Financial PSUs (each weighted at one-third of total grant value). The Compensation Committee approved (and in the case of the CEO, the independent members of the Board approved) LTI award values for each of the NEOs (other than for Ms. Blackwood and for Mr. Khales relative to his CEO position) at its January 2025 meeting. The Compensation Committee will continue to assess appropriate metrics for our LTI program on an annual basis.
Time-Based RSUs
The time-based RSUs awarded under the annual compensation cycle vest one-third annually beginning on the first anniversary of the date of grant, generally subject to continued employment through the applicable vesting date.
rTSR PSUs
The rTSR PSUs are eligible to be earned and vest based on the Company’s rTSR rank versus our 2025 Peer Group over a three-year period as follows:

3-Year TSR Rank Versus Peer Group	Achievement Level	Vesting Amount as a % of Target
75th Percentile	Maximum	200%
55th Percentile	Target	100%
25th Percentile	Threshold*	50%
* No payout for performance below the threshold level of 25th Percentile.
For purposes of calculating TSR under the 2025 PSUs, the stock price averaging period used is the 20-trading day period overlapping the grant date, with the grant date representing the 10th trading day in that window. In calculating actual achievement under rTSR PSUs, dividends are deemed to have been reinvested on the ex-dividend date, and peer group companies whose stock permanently ceased to trade during the performance period are disregarded. The shares underlying earned awards, if any, are subject to a 12-month post-vest holding requirement for awards made in 2025.
Financial PSUs
The Financial PSUs are eligible to be earned and subsequently vest based on the Company’s achievement of organic sales growth, as measured against the previous year, including each year within the three-year performance period. Following the performance period, the vesting percentage for each year is averaged over the entire performance period to determine the payout. Potential payouts range from 50% at threshold to 200% of target at maximum achievement. There is no payout for performance below threshold. Payout for performance achieved between two performance levels will be linearly interpolated. Award payments are capped at target if the three-year performance compound annual growth rate does not exceed target growth during the entire period.
2026 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS
2025 Annual LTI Awards Values for Our NEOs
Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values are reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. During 2025, the Compensation Committee (or in the case of the CEO, the independent members of the Board) approved annual LTI awards for our NEOs (except for Ms. Blackwood) for the three-year period beginning in 2025 as noted in the table that follows, after considering total target award values and the CEO’s feedback on the executive leadership team, other than himself.

NEO(1)	Time-Based RSUs Grant Value ($)	Target Financial PSUs Grant Value ($)	Target rTSR PSUs Grant Value ($)	Total 2025 Target LTI Grant Value ($)
Payman Khales	533,333	533,333	533,334	1,600,000
Diron Smith	575,000	575,000	575,000	1,725,000
Andrew Senn	266,667	266,667	266,666	800,000
Jim Stephens	316,667	316,667	316,666	950,000
Joseph W. Dziedzic	2,000,000	2,000,000	2,000,000	6,000,000
(1)As described below, Ms. Blackwood was hired in March 2025 and received time-based RSUs in lieu of an annual award.
Additional Equity-Based Compensation
In addition to the annual LTI program noted above, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. Such awards are typically used as a recruiting, recognition and/or retention tool.
In March 2025, upon her hire, the Compensation Committee granted two awards of time-based RSUs to Ms. Blackwood consisting of an award with a grant date fair value of $625,000 that vests annually over three years in lieu of her regular 2025 LTI annual award and an award with a grant date fair value of $400,000 that vests annually over two years in recognition of equity compensation forfeited from her former employer.
In October 2025, upon his promotion to President and CEO, the Compensation Committee granted to Mr. Khales an RSU award with a grant date fair value of $550,000 that vests annually over three years in recognition of the time he served in the CEO role during 2025.
Vesting of 2023 Performance Stock Units
As discussed in prior proxy statements, during 2023 the Company’s LTI program for NEOs included awards of the same vehicles and mix as those described above and granted in 2025, including separate awards of Financial PSUs and rTSR PSUs.
Program design for the 2023 rTSR PSU awards was based on a performance-period that measured the Company’s rTSR beginning with the 20-day average stock price surrounding the grant date (January 20, 2023) and ending with the 20-day average stock price (including assumed reinvestment of dividends, if any) surrounding the third anniversary of the grant date (i.e., January 20, 2026), with the 20 days, measured as the nine trading days leading up to the grant date, the grant date and the 10 trading days following the grant date. The program goals for achievement and payout, measured as a percentile achievement against the peer group defined in the 2023 LTI program, with 0% of the target shares to vest for performance below the 25th percentile, 50% of the target shares to vest at the 25th percentile, 100% of the target shares to vest at the 55th percentile, and 200% of the target shares to vest at or above the 75th percentile, with straight line interpolation between those goals. At its meeting in February 2026, the Compensation Committee certified that the rTSR for the performance period was at the 72nd percentile, resulting in 186.11% of the target shares being earned for the 2023 rTSR PSUs. The vesting date for these awards occurred during 2026, and as such, these shares do not appear in the “Option Exercises and Stock Vested in 2025” table below.
38 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Program design for the 2023 Financial PSU awards was based on the average of organic sales growth achievement levels for each year during a three consecutive year performance period with 3% growth being threshold payout, 5% growth being target payout, and 7% growth being maximum payout. In addition, award performance is capped at target payout if the three-year performance compound annual growth rate does not exceed 5% during the entire period. At its meeting in February 2026, the Compensation Committee certified the results of each of the three fiscal years that were included in the performance period, which are 14.95%, 6.62% and 6.35% for 2023, 2024, and 2025, respectively, resulting in an annual payout factor of 200.0%, 181.0% and 167.5%, respectively, and a compound annual growth rate in excess of 5%. The average of the three annual payout factors resulted in a payout of 182.83% of the target shares being earned for the 2023 Financial PSUs. The vesting date for this award occurred during 2026, and as such, these shares do not appear in the “Option Exercises and Stock Vested in 2025” table below.
Other Features of Our Executive Compensation Program
Compensation Recoupment Policy
The Company maintains a compensation recoupment, or “clawback,” policy, which covers performance-based cash incentive compensation and equity incentive awards. The policy, which was last updated in September 2023, provides that, in the event we are required to restate our financial statements, we will recover from our current and former executive officers’ incentive compensation which was received based upon the achievement of financial results to the extent that the amounts of such compensation would have been lower had it been determined on the restated amounts, if any. The Compensation Committee also retains discretion, under the policy, to apply the policy to employees below the executive officer level.
Stock Ownership Guidelines
In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment. For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as 75% of unvested time-based restricted stock and RSUs granted under our LTI programs are considered shares “owned.” Executive officers covered under the program are required to attain their individual guideline within five years of appointment to their respective positions, or within three years if promoted to that role after having been in a lower position that was also covered under the program. Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis.
The following table provides the guideline ownership multiple for our NEOs (except for Mr. Dziedzic). As of March 31, 2026, these NEOs were in compliance with our stock ownership guidelines. Messrs. Khales and Senn have attained their individual guidelines and Messrs. Smith and Stephens and Ms. Blackwood are within the requisite period to attain their individual guidelines.

NEO	Multiple of Base Salary
Payman Khales	5x
Diron Smith	2.5x
Lindsay K. Blackwood	2.5x
Andrew Senn	2.5x
Jim Stephens	2.5x
Pledging and Hedging Policy
We prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. Under the terms of the Company’s Insider Trading Policy, we also prohibit directors, executive officers and other associates from engaging in any hedging or monetization transactions with respect to Company securities, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through establishing a short position in Company securities. We prohibit these types of hedging and monetization transactions as they allow a person to continue to own Company securities, but without the full risks and rewards of ownership.
2026 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS
Equity Award Grant Practices
At its regularly scheduled January meeting, the Compensation Committee approves the target value of annual equity awards for the Company’s executive officers, including the NEOs other than the CEO, and recommends the target value of the annual equity award for the CEO for approval by the independent members of the Board at their regularly scheduled January meeting. The grant date of all annual equity awards, including other non-executive participants, is the date of the January meeting of the Board. Outside of their annual grants, the Compensation Committee also will, from time to time, approve equity awards for executive officers, if it determines appropriate, for purposes of recognition, retention or new hire needs (other than for the CEO, whose equity awards are recommended by the Compensation Committee but approved by independent members of the Board).
Additionally, the Compensation Committee has delegated to the CEO the authority to approve equity award grants (within specific limitations set and approved by the Compensation Committee) for associates, other than executive officers, having a grant date of the first day of March, June, September, and December.
The Company does not currently grant stock option awards, but has granted them in the past, with the last such award being granted in 2018. The Company does not take material nonpublic information into account when determining the timing and terms of equity awards and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Perquisites
In addition to the elements of compensation discussed above, we also provide senior level executives (including the NEOs) with limited other perquisites, which in 2025 were as follows:
•Executive life insurance
•Executive long-term disability insurance
•Executive physicals
•Legal fees in connection with employment and retirement agreements
We provide these benefits to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.
Other Benefits
Our executive officers also participate in other Company benefit plans on the same terms as other associates of the Company.
Retirement Benefits
All of our U.S. based associates, including our NEOs are eligible to participate in the Integer Holdings Corporation 401(k) Retirement Plan, a defined contribution 401(k) plan (the “401(k) Plan”). The 401(k) Plan provides for the deferral of associate compensation up to the maximum statutory tax limit and a Company match. In 2025, this match for the 401(k) Plan was $0.50 per dollar, up to 6% of the associate’s eligible compensation, which includes base salary and cash bonuses, for each participant in the 401(k) Plan.
The Company also offers the Integer Holdings Corporation Retirement Savings Restoration Plan (the “Restoration Plan”), which is intended to restore retirement benefits on substantially the same formula as the 401(k) Plan that were disallowed due to statutory limits. The Restoration Plan is an unfunded deferred compensation plan that is designed to allow for deferrals that are in addition to those available to eligible officers under the 401(k) Plan. Participation in the Restoration Plan is limited to executives employed in the United States at a level of vice president and above who are selected for participation in the Restoration Plan by the Compensation Committee.
Change in Control Agreements and Severance Benefits
We maintain change in control agreements for a limited number of key executives, including our NEOs, other than Messrs. Khales and Dziedzic (whose change in control severance benefits are contained in their respective agreements described below), in an effort to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result following a change in control. We also believe that these benefits are competitive with those of comparable companies, including our peer group.
For more information on severance benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this Proxy Statement.
40 | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Employment and Retirement Agreements
In general, we do not offer employment agreements to our NEOs other than offer letters that specify the level of compensation and provide for severance benefits in the event of termination of employment under specified circumstances. Mr. Khales entered into an employment agreement with the Company in October 2025. Mr. Dziedzic also had an employment agreement that was superseded by an executive retirement agreement that Mr. Dziedzic entered into with the Company in April 2025. Other than Messrs. Khales and Dziedzic, none of our NEOs have an employment or retirement agreement.
Employment Agreement for Mr. Khales
The Company entered into an employment agreement with Mr. Khales on October 23, 2025, in connection with his promotion to President and CEO. The employment agreement has an initial term that expires on October 24, 2028, and then is subject to automatic one-year renewal periods. In addition to the perquisites discussed in this section, Mr. Khales’ employment agreement includes the following terms:
•A base salary of $875,000, subject to annual review.
•Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers with a short-term incentive target of 100% of his salary actually earned and an annual long-term incentive target of not less than $5,000,000 for 2026.
•A special equity grant of time-based RSUs upon his date of promotion with a grant date fair value of $550,000, vesting ratably over a three-year period from the date of grant, with the first ratable portion vesting on the first anniversary of the grant date.
•Term life insurance with a total face value of not less than $5,000,000 (or such lesser maximum amount of coverage that the Company can reasonably obtain).
•Other benefits, including:
i.Participation in the executive class long-term disability insurance program as may generally be in effect from time to time for all U.S. executives at the level of Executive Vice President and above at the Company;
ii.At the Company’s sole reasonable expense, an annual comprehensive physical exam, generally as provided for under the Company’s Key Management Physical Examination Program (or any successor or reasonably-comparable Company program);
iii.Participation in the employee benefit plans, programs, and policies (including group term life insurance coverage and paid time off programs), as may generally be in effect from time to time for all U.S. executives at the level of Executive Vice President and above at the Company;
iv.Reimbursement for all reasonable expenses incurred by him in the performance of his duties as CEO; and
v.Reimbursement for up to $20,000 in legal expenses incurred in the preparation and negotiation of the terms of the Employment Agreement.
•In the event of termination without cause or with good reason, other than in connection with a change in control (“CIC”):
i.A lump sum payment equal to two times the sum of his annual base salary plus his target bonus;
ii.A lump sum payment equal to 110% of the monthly premium for medical and prescription coverage for the most recently completed month times 24; and
iii.Each performance-based equity awards then held (and outstanding for at least one year) will vest on a pro-rated basis regarding actual performance and his term of employment during the applicable performance period. Each time-based equity awards granted on or after October 24, 2025 and then held will vest on a pro-rated basis regarding his term of employment during the applicable vesting period (or will vest according to the applicable award agreement, if the award agreement for such time-based equity award provides for more favorable treatment). Each time-based equity awards granted prior to October 24, 2025 is governed by the applicable award agreement.
•In the event of termination without cause or with good reason within 60 days prior to, and 24 months following a CIC, Mr. Khales will be eligible for:
i.A lump sum payment equal to two times the sum of his annual base salary plus his target bonus;
ii.If, in the 18-month period immediately preceding the date of termination, Mr. Khales relocates his primary residence at the request of the Company, then the Company shall reimburse Mr. Khales for any relocation expenses actually incurred in the 12 months immediately following the date of termination to a new residence within 35 miles of his residence prior to the Company requested move, to the extent such expenses do not exceed the lesser of initial relocation costs or the estimated reasonable cost for such relocation expense as determined by the Company’s relocation service provider;
2026 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS
iii.A lump sum payment equal to two times the Company’s total contributions to the Company’s retirement plans or any other similar plans in effect at the time, for the year preceding the termination;
iv.A lump sum payment equal to 110% of the monthly premium for medical and prescription coverage for the most recently completed month times 24;
v.Up to $25,000 for outplacement services;
vi.All outstanding equity awards vest with any performance criteria based on the performance levels as determined by the Compensation Committee in its sole discretion;
vii.A lump sum payment equal to the total grant date value of the prior year’s long-term incentive plan award if the long-term incentive plan award for the year that includes the date of termination has not yet been awarded times a fraction, the numerator of which is the number of full months Mr. Khales was employed by the Company during the fiscal year that contains the date of termination, and the denominator of which is 36; and
viii.The annual bonus for the year of termination based on his eligible earnings up to the date of termination and actual company performance for the year.
The above termination benefits are subject to Mr. Khales’ timely execution and non-revocation of a release of claims in favor of the Company, as further described in the employment agreement, plus application of the Company’s compensation clawback policy, as applicable. See “Potential Payments Upon Termination of Employment or Change in Control” in this Proxy Statement for further information.
Employment Agreement for Mr. Dziedzic
The Company entered into an employment agreement with Mr. Dziedzic on July 16, 2017. The employment agreement has an initial term that expired on July 16, 2020, subject to automatic one-year renewal periods. Accordingly, Mr. Dziedzic’s employment agreement has renewed automatically for additional one-year periods on the anniversary date in each year subsequent to the expiration of the initial term. In addition to the perquisites discussed in this section, Mr. Dziedzic’s employment agreement includes the following terms that were material to his compensation decisions for 2025:
•A base salary, subject to annual review.
•Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers.
•A post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement.
Mr. Dziedzic’s employment agreement also included severance benefits similar to the severance benefits described above in Mr. Khales’ employment agreement. Mr. Dziedzic, however, ceased to be eligible for those severance benefits once he entered his retirement agreement as described next.
Executive Retirement Agreement for Mr. Dziedzic
The Company entered into an executive retirement agreement with Mr. Dziedzic on April 22, 2025, in connection with Mr. Dziedzic’s planned retirement from the Company and the succession of Mr. Khales as the President and CEO, which superseded his employment agreement. Under the retirement agreement:
•Mr. Dziedzic continued to serve as President and CEO until October 24, 2025, at which time he transitioned into a non-executive role as a Special Advisor and stepped down from the Board.
•Mr. Dziedzic’s Special Advisor role continued until March 31, 2026.
•As a Special Advisor, Mr. Dziedzic:
i.Received a base salary equal to 100% of his annual CEO base salary rate;
ii.Was not eligible for a grant of equity awards in 2026;
iii.Received his 2025 plan year STI award based on performance; and
iv.Was not eligible for a 2026 plan year STI award.
•In connection with Mr. Dziedzic’s retirement and in exchange for a release of claims and an extension of his post-termination restrictive covenants from 24 to 36 months, the Company will modify Mr. Dziedzic’s outstanding equity awards to provide retirement eligibility treatment. In particular:
i.Time-based RSUs will vest fully on Mr. Dziedzic’s retirement;
ii.Performance-based RSUs will vest on a prorated basis under the terms of the awards applicable agreements based on the Company’s actual performance, subject to the Company’s applicable compensation clawback policies and provisions after Mr. Dziedzic’s retirement; and
iii.Reimbursement of legal fees and expenses up to $25,000.
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COMPENSATION DISCUSSION AND ANALYSIS
The retirement agreement further provides that if Mr. Dziedzic’s employment is terminated without Cause (as defined in the former employment agreement) by the Company prior to March 31, 2026, he will be entitled to receive, in exchange for a release of claims (i) payment of a cash lump sum equal to the balance of the base salary he would have earned had he remained employed with the Company until March 31, 2026, (ii) retirement-related vesting of equity awards, with such outstanding RSUs and PSUs treated as if Mr. Dziedzic had remained employed with the Company until March 31, 2026, and (iii) payment of any earned but unpaid short-term cash incentive compensation under the Company’s fiscal year 2025 short-term incentive compensation program as if he remained employed through March 31, 2026, based on actual performance and paid generally at the same time as the Company’s other executives. This compensation is provided in lieu of, and in full satisfaction of, the severance compensation and benefits otherwise provided for under his employment agreement.
See “Potential Payments Upon Termination of Employment or Change in Control” in this Proxy Statement for further information about the benefits provided by the retirement agreement.
Compensation Risk Analysis
This preceding CD&A generally describes our compensation policies, plans and practices that are applicable for NEOs and senior executives of the Company. However, for the vast majority of our employee compensation plans and programs, the Company uses a combination of fixed and variable and short- and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this Proxy Statement. Following the completion of an annual risk assessment applicable to all employee compensation plans, programs and policies, the Company concluded, and the Compensation Committee concurred, that risks arising from its employee compensation policies, plans or practices are not reasonably likely to have a material adverse effect on the Company.
Compensation and Organization Committee Report
The Composition Committee currently consists of Mses. Antrum and Capps and Messrs. Spence (Chair), Coyle, Hinrichs, Kapito (who joined the Committee in March 2026) and Passerini. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion, in February 2026, recommended to the Board that the CD&A be included in this Proxy Statement for filing with the SEC.
Respectively submitted by the Compensation and Organization Committee,
Donald J. Spence (Chair)
Sheila Antrum
Cheryl C. Capps
Michael J. Coyle
James F. Hinrichs
Filippo Passerini

2026 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for fiscal years 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Payman Khales	2025	637,019	—	2,149,878	363,631	61,332	3,211,860
President and CEO	2024	550,000	—	899,905	447,305	10,500	1,907,710
	2023	528,846	—	2,899,951	572,027	35,822	4,036,646
Diron Smith	2025	499,135	—	1,724,858	321,007	23,964	2,568,964
Executive Vice President and Chief Financial Officer	2024	440,000	—	1,599,937	410,718	22,142	2,472,797
	2023	345,865	—	629,987	289,181	16,174	1,281,207
Lindsay K. Blackwood(5)	2025	365,385	50,000	1,024,856	203,656	—	1,643,897
Senior Vice President, General Counsel and Corporate Secretary

Andrew Senn(5)	2025	434,135	250,000	799,959	195,190	28,640	1,707,924
President, Cardio & Vascular
Jim Stephens(5)	2025	504,423	—	949,874	227,853	10,500	1,692,650
President, Cardiac Rhythm Management & Neuromodulation	2024	461,827	—	709,900	411,607	17,270	1,600,604

Joseph W. Dziedzic	2025	1,235,000	—	5,999,951	1,323,766	112,615	8,671,332
Former President and CEO	2024	1,235,000	—	5,499,932	1,811,560	128,887	8,675,379
	2023	1,227,596	—	5,499,971	1,913,184	97,746	8,738,497
(1)For Ms. Blackwood, represents a cash sign-on payment as an inducement to join the Company. For Mr. Senn, represents special cash bonus for his exemplary work in completing the Precision Coating acquisition.
(2)Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. The valuation of RSUs and PSUs are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 23, 2026. The grant date fair value reflected in the Stock Awards column is, (i) for RSUs, based on the grant date fair value of the underlying shares and, (ii) for Financial PSUs, based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions (which is target performance), and (iii) for the rTSR PSUs, based on a Monte Carlo simulation value. The grant date fair values for the 2025 Financial PSUs reported in the table above, assuming maximum performance shall be achieved, are $1,066,524 for Mr. Khales, $1,149,996 for Mr. Smith, $533,262 for Mr. Senn, $633,090 for Mr. Stephens, and $3,999,888 for Mr. Dziedzic. For Ms. Blackwood includes an award with a grant date fair value of $624,921 that vests annually over three years in lieu of a regular 2025 LTI annual award and an award with a grant date fair value of $399,935 that vests annually over two years in consideration of the equity she forfeited at her prior company. For Mr. Khales, also includes an RSU award with a grant date fair value of $549,960 that vests annually over three years in recognition of the time he served in the CEO role during 2025.
(3)Amounts for 2025 reflect the amount earned under the 2025 STI program, which were paid in March 2026.
(4)Amounts for 2025 are itemized in the table below.
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EXECUTIVE COMPENSATION

Name	401(k) Matching Contribution ($)	Restoration Plan Contributions ($)	Perquisites ($)(a)	Total ($)
Payman Khales	10,500	22,855	27,977	61,332
Diron Smith	10,500	—	13,464	23,964
Lindsay K. Blackwood	—	—	—	—
Andrew Senn	10,500	18,140	—	28,640
Jim Stephens	10,500	—	—	10,500
Joseph W. Dziedzic	10,500	80,897	21,218	112,615
(a) The amounts shown include the value of perquisites and other personal benefits if the aggregate value exceeded $10,000. Perquisites represent executive disability benefits and an executive physical for Messrs. Khales, Senn and Dziedzic, executive life insurance premiums for Messrs. Khales and Smith, and legal expense reimbursement for Mr. Khales in connection with his employment agreement and for Mr. Dziedzic in connection with his retirement agreement.
(5)Ms. Blackwood and Mr. Senn were not NEOs for 2024 or 2023, and therefore, their compensation is not reported for those years. Mr. Stephens was not an NEO for 2023, and therefore, his compensation is not reported for that year.
2024 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION
2025 Grants of Plan-Based Awards
The following table summarizes the grants of plan-based awards to each of the NEOs during 2025.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Payman Khales		128,906	515,625	1,031,250				–	–
	01/17/25(3)(8)							3,782	533,262
	01/17/25(4)(8)				1,640	3,280	6,560	–	533,394
	01/17/25(5)(8)				1,891	3,782	7,564	–	533,262
	10/24/25(6)(8)							7,543	549,960
Diron Smith		93,587	374,351	748,702				–	–
	01/17/25(3)(8)							4,078	574,998
	01/17/25(4)(8)				1,767	3,535	7,070	–	574,862
	01/17/25(5)(8)				2,039	4,078	8,156	–	574,998
Lindsay K.		59,375	237,500	475,000				–	–
Blackwood	03/24/25(7)(8)							5,333	624,921
	03/24/25(7)(8)							3,413	399,935
Andrew Senn		70,546	282,184	564,368				–	–
	01/17/25(3)(8)							1,891	266,631
	01/17/25(4)(8)				820	1,640	3,280	–	266,697
	01/17/25(5)(8)				945	1,891	3,782	–	266,631
Jim Stephens		88,274	353,096	706,192				–	–
	01/17/25(3)(8)							2,245	316,545
	01/17/25(4)(8)				974	1,948	3,896	–	316,784
	01/17/25(5)(8)				1,122	2,245	4,490	–	316,545
Joseph W. Dziedzic		385,937	1,543,750	3,087,500				–	–
	01/17/25(3)(8)							14,184	1,999,944
	01/17/25(4)(8)				6,149	12,299	24,598	–	2,000,063
	01/17/25(5)(8)				7,092	14,184	28,368	–	1,999,944
(1)Amounts represent potential cash awards under our 2025 STI program. Awards range from 25% to 200% of the target amount depending on the actual performance metric achieved. According to the 2025 STI program design, no amount is earned if performance does not meet threshold goal – see “Short-Term Performance-Based Incentives” section of the CD&A for discussion of the 2025 STI program, and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned for 2025 performance.
(2)The valuation of RSUs and PSUs is based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 23, 2026.
(3)Time-based RSUs granted under the 2025 LTI program.
(4)rTSR PSU awards granted under the 2025 LTI program. The rTSR PSUs vest if the Company achieves certain three-year performance targets.
(5)Financial PSU awards granted under the 2025 LTI program. The Financial PSUs vest if the Company achieves certain three-year performance targets.
(6)Special time-based RSU award for Mr. Khales.
(7)Special time-based RSU award for Ms. Blackwood.
(8)For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
46 | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth the outstanding equity awards for each of the NEOs as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Payman Khales	3,782	(2)	296,622	8,084	(11)	634,028
	1,923	(3)	150,821	8,078	(12)	633,558
	1,348	(4)	105,724	5,428	(13)	425,718
	43,060	(5)	3,377,196	5,171	(14)	405,562
	7,543	(6)	591,597
Diron Smith	4,078	(2)	319,838	874	(11)	68,548
	3,419	(3)	268,152	878	(12)	68,862
	292	(4)	22,902	9,650	(13)	756,850
	2,063	(7)	161,801	5,574	(14)	437,169
Lindsay K. Blackwood	8,746	(8)	685,949

Andrew Senn	1,891	(2)	148,311	2,560	(11)	200,781
	726	(3)	56,940	2,558	(12)	200,624
	2,224	(4)	174,428	2,051	(13)	160,860
	3,846	(9)	301,642	2,585	(14)	202,742
Jim Stephens	2,245	(2)	176,075	2,944	(11)	230,898
	1,517	(3)	118,978	4,282	(13)	335,837
	1,963	(10)	153,958	3,070	(14)	240,780
Joseph W. Dziedzic	14,184	(2)	1,112,451	49,408	(11)	3,875,069
	11,753	(3)	921,788	49,358	(12)	3,871,148
	8,235	(4)	645,871	33,172	(13)	2,601,680
				19,391	(14)	1,520,836
(1)Based on a stock price of $78.43, which was the closing price of our common stock on NYSE on December 31, 2025.
(2)Time-based RSUs vesting in equal installments on January 17, 2026, January 17, 2027, and January 17, 2028.
(3)Time-based RSUs vesting in equal installments on January 19, 2026, and January 19, 2027.
(4)Time-based RSUs vesting on January 20, 2026.
(5)Time-based RSUs vesting on February 24, 2026.
(6)Time-based RSUs vesting in equal installments on October 24, 2026, October 24, 2027 and October 24, 2028.
(7)Time-based RSUs vesting on May 8, 2026.
(8)Time-based RSUs vesting as follows: 3,483 on March 24, 2026, 3,485 on March 24, 2027, and 1,778 on March 24, 2028.
(9)Time-based RSUs vesting on January 19, 2027.
(10)Time-based RSUs vesting on May 15, 2026.
(11)Financial PSUs granted on January 20, 2023 (May 15, 2023 for Mr. Stephens) under the 2023 LTI program based on our organic sales growth measured over the period from January 1, 2023 through December 31, 2025, shown at maximum achievement as performance through December 31, 2025 was tracking above target. Financial PSU share amounts actually were 182.83% of target, determined by the Compensation Committee and vested in February 2026. For more information regarding these awards, please see the “Vesting of 2023 Performance Stock Units” section of the CD&A.
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EXECUTIVE COMPENSATION
(12)rTSR PSUs issued on January 20, 2023 under the 2023 LTI program with a 3-year performance period ending in January 2026, shown at maximum achievement as performance through December 31, 2025 was tracking above target. At its meeting in February 2026, the Compensation Committee certified that the rTSR for the performance period was at the 72nd percentile, resulting in 186.11% of the target shares being earned for the 2023 rTSR PSUs. For more information regarding these awards, please see the “Vesting of 2023 Performance Stock Units” section of the CD&A.
(13)Financial and rTSR PSUs issued on January 19, 2024 under the 2024 LTI program, shown at target achievement as performance through December 31, 2025 was tracking above threshold but below target. Actual awards will be earned based on our organic sales growth measured over the period January 1, 2024 through December 31, 2026 and relative TSR measured over the period January 19, 2024 through January 19, 2027. For rTSR PSUs, NEOs may earn up to 200% of the target number of shares if our relative TSR is at or above the 75th percentile of the peer group defined in the 2024 LTI program (“2024 Peer Group”), provided that no shares will be earned if our relative TSR is not at or above the 25th percentile of the 2024 Peer Group. For Financial PSUs, NEOs may earn from 50% at threshold to 200% of target at maximum achievement, provided that no shares will be earned if our organic sales growth percentage is not at or above threshold. The number of shares earned will vest on the date in the first quarter of 2027 that achievement of the performance metrics are certified by the Compensation Committee.
(14)Financial and rTSR PSUs issued on January 17, 2025 under the 2025 LTI program. Financial PSUs included at threshold because the Company’s organic sales growth measured through the end of the first year of the three-year performance period did not exceed threshold levels and rTSR PSUs included at target given that the first full year of the performance period had not concluded as of December 31, 2025. Actual awards earned ranging from 0% to 200% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2028 that achievement of the performance metrics is certified by the Compensation Committee. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
Option Exercises and Stock Vested in 2025
The following table shows information with respect to stock options exercised during 2025 and the vesting during 2025 of RSUs previously granted to the NEOs.

	Option Awards		Stock Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Payman Khales	—	—	13,610	1,805,259
Diron Smith	—	—	5,753	751,397
Andrew Senn	—	—	6,935	934,067
Jim Stephens	—	—	1,249	165,341
Joseph W. Dziedzic	74,261	6,115,731	109,745	14,511,467
(1)Ms. Blackwood joined the Company in March 2025 and had no equity awards vest during 2025.
(2)For option awards, the value realized is based on the difference between the market price and the exercise price on the date of exercise, and for RSUs and PSUs, the value realized is based on the closing price of our common stock on the date the shares vested.
48 | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
2025 Nonqualified Deferred Compensation Benefits
We offer a market-competitive nonqualified savings restoration program for the Company’s officers, including our NEOs, intended to create equitable contributions to our retirement savings programs that otherwise are capped by statutory limits. The following table sets forth the NEOs who participated in the program, their contributions, Company contributions, aggregate earnings on that value during 2025 (none of which were above market or otherwise preferential), and the year-end value of these programs.

Name(1)	Executive Contributions in 2025 ($)(2)	Registrant Contributions in 2025 ($)(3)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals / Distributions in 2025 ($)	Aggregate Balance as of December 31, 2025 ($)
Payman Khales	45,710	22,855	39,500	—	294,197
Andrew Senn	36,280	18,140	21,204	—	173,691
Joseph W. Dziedzic	161,794	80,897	146,347	—	1,158,758
(1)Messrs. Smith and Stephens and Ms. Blackwood did not participate in the plan as of and during the year ended December 31, 2025.
(2)Executive contributions are included in the “Salary” column of the Summary Compensation Table.
(3)Company contributions are reported in the “All Other Compensation” column of the Summary Compensation Table.
Potential Payments Upon Termination of Employment or Change in Control
The following tables and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control (as defined in the applicable document). Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans are not included below. Defined terms such as “cause” and “good reason” used in this section are described under “Defined Terms Used in this Section” below.
Other than for Mr. Dziedzic, upon the death or permanent disability of an associate, all time-based equity awards immediately vest and all outstanding PSUs immediately vest at the target level applicable to such performance-based awards. In the event of Mr. Dziedzic’s death or permanent disability, all time-based equity awards immediately vest and all outstanding PSUs will continue in effect and become vested, subject to achievement of the performance metrics.
Other than for Mr. Dziedzic, in the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding and any PSUs awarded less than one year prior to the date of termination will automatically be forfeited. All unvested time-based awards are forfeited, other than for Mr. Khales whose time-based award granted in October 2025 will vest on a pro-rated basis. In the event that Mr. Dziedzic’s employment is terminated by the Company without cause or Mr. Dziedzic terminates his employment with good reason, a pro-rata portion of all PSUs will remain outstanding. The PSUs that remain outstanding will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards will immediately vest.
Please see “Other Features of Our Executive Compensation Program,” above for additional details with respect to termination benefits.
2026 PROXY STATEMENT | 49

EXECUTIVE COMPENSATION
The following table presents the benefits that would have been received by Mr. Khales under his employment agreement in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Severance ($)(1)	Acceleration of Stock-Based Awards ($)(2)	Continuance of Benefits ($)(3)	Total ($)
Death and Permanent Disability	—	—	6,135,344	—	6,135,344
Termination Without Cause	—	3,500,000	935,278	38,000	4,473,278
Termination With Good Reason	—	3,500,000	935,278	38,000	4,473,278
(1)    Severance is equal to two times base salary plus target bonus.
(2)    Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause and termination with good reason calculations include a pro-rated portion of his unvested time-based awards granted in October 2025 and the value of a pro-rated portion of the 2023 and 2024 performance-based awards at target achievement.
(3)    Payment equal to 110% of the Company’s contributions toward medical insurance for the prior month times 24.
The following table presents the benefits that would have been received by Mr. Smith under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Severance ($)(1)	Acceleration of Stock-Based Awards ($)(2)	Continuance of Benefits ($)(3)	Total ($)
Death and Permanent Disability	—	—	2,195,334	—	2,195,334
Termination Without Cause	—	515,000	558,971	20,100	1,094,071
(1)Severance is equal to one times base salary.
(2)Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2023 and 2024 PSUs at target achievement level.
(3)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Ms. Blackwood under her employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Severance ($)(1)	Acceleration of Stock-Based Awards ($)(2)	Continuance of Benefits ($)(3)	Total ($)
Death and Permanent Disability	—	—	685,949	—	685,949
Termination Without Cause	—	475,000	—	20,100	495,100
(1)Severance is equal to one times base salary.
(2)Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards.
(3)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
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EXECUTIVE COMPENSATION
The following table presents the benefits that would have been received by Mr. Senn in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Severance ($)(1)	Acceleration of Stock-Based Awards ($)(2)	Continuance of Benefits ($)(3)	Total ($)
Death and Permanent Disability	—	—	1,319,820	—	1,319,820
Termination Without Cause	—	450,000	301,328	20,400	771,728
(1)Severance is equal to one times base salary.
(2)Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2023 and 2024 PSUs at target achievement level.
(3)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Mr. Stephens under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Severance ($)(1)	Acceleration of Stock-Based Awards ($)(2)	Continuance of Benefits ($)(3)	Total ($)
Death and Permanent Disability	—	—	1,229,155	—	1,229,155
Termination Without Cause	—	515,000	331,367	20,100	866,467
(1)Severance is equal to one times base salary.
(2)Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2023 and 2024 PSUs at target achievement level.
(3)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Mr. Dziedzic under his retirement agreement in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2025.

	Salary & Bonus ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	1,235,000	11,231,960	13,900	12,480,860
Termination Without Cause(3)	1,628,287	8,832,551	—	10,460,838
(1)    Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025. Termination due to death or permanent disability calculations include the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause and termination with good reason calculations include the value of all unvested time-based awards and the value of a pro-rated portion of performance-based awards at target achievement.
(2)    Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.
(3)    Salary & Bonus represents remaining base salary through March 31, 2026, and earned but unpaid 2025 STI.
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EXECUTIVE COMPENSATION
As discussed under “Other Features of Our Executive Compensation Program,” we have entered into change in control agreements with our NEOs, other than Messrs. Dziedzic and Khales. The change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide severance benefits if there are both a change in control of the Company and a qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain severance payments and benefits. The most significant components of these severance benefits are as follows:
•two times annual base salary;
•two times the greater of (i) average cash bonus for the three-year period prior to the year of the change in control or (ii) current year annual cash incentive award at the target level;
•two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;
•$25,000 for outplacement services;
•a lump sum cash payment equal to the product of (i) 110% of the monthly premium for medical and prescription drug coverage for the most recent complete month of medical and prescription drug coverage for the executive, his or her spouse and his or her eligible dependents who were covered under the Company’s medical and prescription drug plans immediately prior to date of termination, times (ii) 24;
•immediate vesting of all time-based equity awards and performance-based equity awards, except as otherwise provided in the applicable award agreement; and
•reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request in the calendar year prior to the change in control. Expenses reimbursed are capped at the cost of relocating the associate to the original place of his or her residence.
Our change in control agreements provide executives with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and include a 24 month post-employment non-compete covenant.
For a discussion of what for Messrs. Dziedzic and Khales would be eligible to receive upon the occurrence of a change in control under the terms of his employment agreement, please see the “Employment and Retirement Agreements” section of the CD&A.
For incentive awards granted under our 2021 Omnibus Incentive Plan, in the event of a change in control, the Compensation Committee may, in its sole discretion and subject to the terms and conditions as it deems appropriate, take any one or more of the following actions: (i) provide for the continuation or assumption of the awards by the successor or surviving entity to the change in control; (ii) provide for the substitution or replacement of the awards by the successor or surviving entity or its parent; (iii) accelerate the vesting of the awards; (iv) determine the level of attainment for performance awards; or (v) cancel the awards in consideration of a cancellation payment equal to the value of the cancelled awards. If approved by stockholders at the Annual Meeting, the 2026 Omnibus Incentive Plan will establish a flexible default double trigger vesting provision for incentive awards that are continued or assumed in connection with a change in control. Under this default provision, incentive awards that are not continued or assumed in connection with a change in control will receive accelerated vesting.
Based upon the hypothetical termination date of December 31, 2025, following a change in control and assuming a termination without cause or resignation by an NEO with good reason and the full acceleration of outstanding equity awards, the benefits for our NEOs would be as follows:

Name	Salary & Bonus ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)	OutplacementServices ($)	2025 Annual Incentive ($)	Total ($)
Payman Khales	3,500,000	6,135,344	104,700	25,000	363,631	9,765,044
Diron Smith	1,802,500	2,195,334	57,800	25,000	N/A	4,080,634
Lindsay K. Blackwood	1,567,500	685,949	36,800	25,000	N/A	2,315,249
Andrew Senn	1,485,000	1,319,820	95,300	25,000	N/A	2,925,120
Jim Stephens	1,751,000	1,229,155	57,800	25,000	N/A	3,062,955
Joseph W. Dziedzic(2)	304,521	11,231,960	—	—	1,323,766	12,860,247
(1)Based upon the closing price of our common stock on NYSE of $78.43 on December 31, 2025.
(2)Salary & Bonus represent remaining base salary through March 31, 2026.
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EXECUTIVE COMPENSATION
Defined Terms Used in this Section
The descriptions of potential payments upon termination or change in control set forth above utilize certain terms that are defined in the employment agreements with for Messrs. Dziedzic and Khales, in our equity award agreements and in our incentive compensation plans. Set forth below is a summary of the defined terms referred to in this section.
“Cause” means a material breach by the NEO of the change in control agreement, gross negligence or willful misconduct in the performance of the NEO’s duties, dishonesty to the Company or the commission of a felony that results in a conviction or nolo contender plea in a court of law.
“Good Reason” means (1) a material diminution in the NEO’s base compensation; (2) a material diminution in the NEO’s authority, duties or responsibilities; (3) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report; (4) a material diminution in the budget over which the NEO retains authority; (5) a material change in the geographic location at which the NEO must perform services; and (6) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.
CEO Pay Ratio
SEC rules require disclosure of (i) the median of the annual total compensation of all employees of the Company, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of annual total compensation for the CEO to the annual total compensation for the median employee of the Company. Because the SEC rules do not mandate a required approach for determining the median employee, the Company employed the following methodology:
•We used 2025 taxable compensation as of December 31, 2025, or as of the last payroll cycle of the fiscal year within each respective country that we operate. In some of the countries in which we operate, this date varied slightly based on local payroll schedules, but not materially.
•We used the consistently applied compensation measure to determine the median employee taxable compensation, W-2, box 1 amounts in the United States, and closest available equivalent measure of taxable compensation outside the United States.
•We included employees in all countries where we have a presence, including 4,310 U.S. employees and 6,025 non-U.S. employees.
•In accordance with the SEC’s pay‑ratio disclosure rules, we excluded 232 employees who became part of our workforce during the fiscal year as a result of the acquisition of Precision Coatings and 45 employees who remain on a Transition Services Agreement with VSi Parylene.
•To express the earnings of employees outside the United States in U.S. Dollars, we used foreign exchange rates as of December 31, 2025, as published by the United States Treasury.
•We did not annualize the pay of employees who were not employed by us for the entire fiscal year.
We had two individuals serve as CEO during fiscal 2025. We selected the individual serving in such role as of the measurement date, December 31, 2025, which was Mr. Khales. For purposes of calculating the CEO pay ratio, we annualized the base salary and cash incentive award of our current CEO, Mr. Khales, who began serving in the role on October 24, 2025, and we included all other components of his compensation in the same amounts as disclosed in the Summary Compensation Table. Mr. Khales’ annualized base salary was $875,000 (representing his base salary as CEO effective October 24, 2025), and his annualized cash incentive award would have been $750,313 (representing the value of Mr. Khales’ 2025 cash incentive award assuming his target opportunity and base salary as CEO and the actual Company performance payout factor of 85.75%). Accordingly, Mr. Khales’ annualized total compensation for the purposes of this calculation was $3,836,523.
As calculated using the methodology required for preparation of the Summary Compensation Table, the annualized total CEO compensation was $3,836,523 and the annual total compensation of the median employee was $44,550, resulting in a ratio of 86 to 1.
The Company’s pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S–K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.
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EXECUTIVE COMPENSATION
Pay Versus Performance
We are providing the following information pursuant to Item 402(v) of Regulation S-K. For detail on the Company’s executive compensation programs, see the CD&A section beginning on page 28.

Year(1)	Summary Compensation Table Total for PEO Joseph W. Dziedzic ($)	Compensation Actually Paid to PEO Joseph W. Dziedzic(2) ($)	Summary Compensation Table Total for PEO Payman Khales ($)	Compensation Actually Paid to PEO Payman Khales(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) ($)	Organic Sales Growth(5) (%)
							Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)
2025	8,671,332	(5,377,560)	3,211,860	(1,660,895)	1,903,359	470,718	96.60	116.30	102,808	6.4
2024	8,675,379	23,575,569	—	—	1,979,423	3,664,889	163.22	108.93	119,896	7.3
2023	8,738,497	25,228,291	—	—	1,969,459	2,431,453	122.03	100.29	90,650	15.0
2022	11,495,237	9,908,982	—	—	2,010,130	1,937,603	84.32	97.17	66,377	6.5
2021	6,922,075	5,987,158	—	—	1,456,322	1,337,867	105.42	121.04	96,808	13.2
(1)The following table lists the PEO and non-PEO NEOs for 2025, 2024, 2023, 2022 and 2021:

Year	PEO	Non-PEO NEOs
2025	Joseph W. Dziedzic, Payman Khales	Diron Smith, Lindsay K. Blackwood, Andrew Senn and Jim Stephens
2024	Joseph W. Dziedzic	Diron Smith, John Harris, Payman Khales and Jim Stephens
2023	Joseph W. Dziedzic	Diron Smith, Payman Khales, McAlister Marshall, Kirk Thor, Jason K. Garland and Jennifer M. Bolt
2022	Joseph W. Dziedzic	Jason K. Garland, Jennifer M. Bolt, Carter Houghton and Payman Khales
2021	Joseph W. Dziedzic	Jason K. Garland, Joel Becker, Jennifer M. Bolt and Payman Khales
(2)Compensation Actually Paid (“CAP”) does not necessarily reflect compensation actually earned, realized, or received by the PEO or the non-PEO NEOs, but reflects adjustments made to the Summary Compensation Table totals for the PEO and non-PEO NEOs in accordance with Item 402(v) of Regulation S-K as set forth below. The valuation assumptions used to calculate fair value, or change in fair value, as applicable, were made in accordance with FASB ASC Topic 718 and the valuation assumptions did not materially differ from those disclosed at the time of the grant.

Summary Compensation Table Total to CAP Reconciliation
	Fiscal Year 2025
Names	Reported Summary Compensation Table Total ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus: Equity Award Adjustments ($)(i)	Compensation Actually Paid ($)
Joseph W. Dziedzic	8,671,332	5,999,951	(8,048,941)	(5,377,560)
Payman Khales	3,211,860	2,149,878	(2,722,877)	(1,660,895)
Average for Non-PEO NEOs	1,903,359	1,124,887	(307,754)	470,718
(i)The equity award adjustments were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments for the PEO are provided in the table below.
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EXECUTIVE COMPENSATION

	Equity Award Adjustments
	Fiscal Year 2025
Names	Year End Fair Value of Awards Granted in the Year that remain Outstanding and Unvested as of the last day of the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Change in Fair Value of Awards Forfeited in the Year ($)	Total Equity Award Adjustments ($)
Joseph W. Dziedzic	3,173,418	(11,236,620)	—	14,261	—	(8,048,941)
Payman Khales	1,437,788	(4,167,788)	—	7,123	—	(2,722,877)
Average for Non-PEO NEOs	630,930	(940,367)	—	1,683	—	(307,754)
(3)The Total Shareholder Return column shows the value at each year end (including dividend reinvestment, to the extent applicable) of $100 invested in our common stock on December 31, 2020.
(4)The Peer Group Total Shareholder Return column shows the value at each year end (including dividend reinvestment, to the extent applicable) of $100 invested on December 31, 2020 in the iShares US Medical Devices EFT, which aligns with the Peer Group used in our Annual Report on Form 10-K for the year ended December 31, 2025.
(5)Organic Sales Growth is reported sales growth adjusted to remove the impact of foreign currency, acquisitions and strategic exits. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue. For acquisitions, we exclude the impact on the growth rate attributable to the contribution of acquisitions in all periods where there were no comparable sales. For strategic exits, for all periods presented we exclude the impact on the growth rate attributable to sales from the market being exited.
Analysis of the Information Presented in the Pay Versus Performance Table
The illustrations below provide a graphical description of CAP and the following measures:
•the Company’s TSR and the Peer Group’s TSR;
•the Company’s Net Income; and
•the Company Selected Measure, which for Integer is Organic Sales Growth.
Relationship Between PEO & Average Non-PEO NEO CAP and Company TSR and Company TSR and Peer Group TSR
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EXECUTIVE COMPENSATION
Relationship Between PEO & Average Non-PEO NEO CAP and Net Income
Relationship Between PEO & Average Non-PEO NEO CAP and Organic Sales Growth
Financial Performance Measures
The following list presents the most important performance measures used by Company to link executive compensation actually paid to the Company’s NEOs in 2025 to the Company’s performance. The measures in this list are not ranked. Please see the CD&A to see how we arrived at STI AOI, a non-GAAP metric.

Organic Sales Growth
Relative TSR
STI AOI
56 | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
CORPORATE GOVERNANCE AND BOARD MATTERS
The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards. The Company provides all of its associates with a copy of the Company’s Code of Conduct and requires all associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to its policies and procedures. The Company’s directors must also annually certify that they have read and agree to comply with the Code of Conduct.
The Company also maintains a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the CEO, Chief Financial Officer, Treasurer, Corporate Controller and all other senior financial officers performing similar functions who have been identified by the CEO. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters. Our Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers that requires disclosure under applicable SEC rules.
Copies of the Guidelines, the Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers also may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
Leadership Structure of the Board
The positions of Chair of the Board and CEO have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chair of the Board organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chair of the Board, among other things, creates and maintains an effective working relationship with the CEO and other members of management and with the other members of the Board, provides the CEO ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his or her responsibilities, the Chair of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chair of the Board include:
•Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;
•Establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO;
•Advising committee chairs, in consultation with the CEO, on meeting schedules, agendas and information needs for the Board committees;
•Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;
•Coordinating periodic review of management’s strategic plan and the enterprise risk management program for the Company;
•Leading the Board in its review of the succession plan for the CEO and other key members of senior management;
•Coordinating the annual performance review of the CEO and other key senior managers;
•Consulting with committee chairs about the retention of advisors and experts;
•Acting as the principal liaison between the independent directors and the CEO on sensitive issues;
•Working with the Corporate Governance Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;
•Working with management on effective communication with stockholders;
•Encouraging active participation by each member of the Board; and
•Performing such other duties and services as the Board may require.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Board Independence
The Board has determined that each of our directors, other than Mr. Khales, who is the Company’s President and CEO and Mr. Dziedzic, the Company’s former President and CEO, who served as a director until October 2025, is, and during 2025 was, independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner, director or officer, or holding shares, of an organization that has a relationship with the Company. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
Following the review described above, the Board affirmatively determined that except for Mr. Khales, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Khales, are independent.
The Board has also determined that the members of the Audit Committee and the Compensation Committee meet the heightened independence requirements for service on the Audit Committee and Compensation Committee set forth in the respective committees’ charters. In addition, the Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act).
Enterprise Risk Management
The Company has an enterprise risk management program implemented, including with respect to cybersecurity matters, by members of the Company’s senior management. Enterprise risks are identified and their mitigation is prioritized by Company management. The enterprise risk management program as a whole and various components thereof is subject to oversight and review by the Board and its committees.
It is the responsibility of the Audit Committee to oversee the financial risks faced by the Company, and, more specifically, to review and discuss with management and the internal audit department these financial risks and consider the risk of management’s ability to override the Company’s internal controls. Additionally, the Company’s Chief Information Security Officer provides updates to the Audit Committee, at least twice each year, on cybersecurity risks, incidents and incident resolution (with any incidents of significance being reported at, or prior to, the Audit Committee’s next meeting). As part of the Company’s efforts to mitigate cybersecurity risks, it provides annual mandatory cybersecurity awareness and information handling training to all associates. The Compensation Committee has responsibility for overseeing the relationship between risk management policies and compensation and to evaluate compensation policies in light of these risks.
It is the responsibility of the full Board to oversee the Company’s enterprise risk management program, and that the Company’s risk management assessment is reviewed with management. The Board as a whole also has oversight responsibility for the Company’s strategic risks. Throughout the year, management regularly reports on each identified enterprise risk to the relevant committee or the Board. In addition to updates provided to the Audit Committee, at least once each year, the Company’s Chief Information Security Officer also provides information on cybersecurity risks and the Company’s approach to protecting the Company’s data and systems infrastructure to the Board. Material cybersecurity risks and incidents, as well as significant program updates, are escalated to the full Board as appropriate. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee. Allocating various aspects of risk oversight among the committees encourages the independent directors to be fully engaged in the risk oversight responsibilities of the Board. Also, we believe that the separation of the Chair of the Board and CEO roles further supports the Board’s risk oversight role.
Committees and Meetings of the Board
The Board has standing Audit, Compensation and Organization, Corporate Governance Committee, and Technology Strategy Committees. Each committee has a written charter that can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Copies of the charters may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
The Board held ten meetings in 2025. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Ten of the 11 directors then serving on the Board attended the 2025 Annual Meeting of Stockholders.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee
The Audit Committee currently consists of Ms. Antrum and Messrs. Coyle, Flanagan, Hinrichs (Chair), Jeffers, Passerini and Spence. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) evaluation of financial risk issues and cybersecurity risk issues, (vi) Company’s system of disclosure controls and procedures, and (vii) the Company’s system of internal controls regarding finance, accounting, legal compliance, related-person transactions and ethics that management and the Board have established. Each member of the Committee has been determined to be financially literate under the NYSE Corporate Governance Listing Standards. Further, Messrs. Coyle, Flanagan, and Hinrichs have been identified as “audit committee financial experts” under the applicable rules of the SEC.
The Audit Committee held eight meetings in 2025.
Compensation and Organization Committee
The Compensation Committee currently consists of Mmes. Antrum and Capps and Messrs. Coyle, Hinrichs, Kapito and Spence (Chair). The Compensation Committee’s primary purpose is establishing and overseeing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly-owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy. The Compensation Committee also administers the Company’s stock incentive plans.
The Compensation Committee held seven meetings in 2025.
Corporate Governance and Nominating Committee
The Corporate Governance Committee currently consists of Mmes. Bailey, Capps and Hobby (Chair) and Messrs. Jeffers, Maxwell and Spence. Working closely with the full Board, the Corporate Governance Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors. Factors considered by the Corporate Governance Committee in assessing Board composition support the Board’s commitment to maintaining a diversity of skill sets, experiences and qualifications on the Board, as evidenced by the range of talents, experiences and skills of current Board members, the balance of management and independent directors, and the need for financial or other specialized expertise. The Corporate Governance Committee also considers the diversity of skills, experiences and qualifications when considering and evaluating new candidates for Board membership, using the same process for evaluating candidates whether the candidate has been recommended for consideration by a committee member, another director, management or one or more stockholders. The Corporate Governance Committee has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance Committee at the Company’s offices at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.
The Corporate Governance Committee also develops and recommends corporate governance guidelines applicable to the Company to the Board and evaluates the effectiveness of the Board. Additionally, the Corporate Governance Committee oversees the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals and overseeing the development of policies and procedures related to the Company’s corporate social responsibility and sustainability activities.
The Corporate Governance Committee held four meetings in 2025.
Technology Strategy Committee
The Technology Strategy Committee currently consists of Mmes. Antrum, Bailey, Capps and Hobby and Messrs. Coyle, Flanagan, Hinrichs, Jeffers, Kapito, Maxwell (Chair), Passerini and Spence. The Technology Strategy Committee (i) provides oversight of the alignment of Company’s growth and innovation strategy with corporate strategy, (ii) supports and provides oversight of management’s direction on the development of strategic plans relating to technology investments, (iii) monitors and advises the Board on scientific matters, including the Company’s strategically significant technology projects, the Company’s innovation pipeline and general emerging science and technology issues and trends, and (iv) oversees the identification, acquisition or development of new and enabling technologies.
The Technology Strategy Committee held two meetings in 2025.
2026 PROXY STATEMENT | 59

CORPORATE GOVERNANCE AND BOARD MATTERS
Executive Sessions of the Board
The independent non-management directors typically meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Our Board Chair presided at the meetings of the non-management directors when they met in executive sessions during 2025.
Board/Committee/Director Evaluations
The Board has a three-part annual evaluation process that is coordinated by the independent Chair of the Board and the Chair of the Corporate Governance Committee: committee self-evaluations; a full Board evaluation; and the evaluation of the individual directors. In consultation with our independent Chair of the Board, the Corporate Governance Committee determines the overall process, scope, and content of the Board’s annual self-evaluation process, which includes an extensive performance assessment questionnaire with specific portions dedicated to self-evaluation of each committee. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full Board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support. The independent Chair of the Board and the Chair of the Corporate Governance Committee review the responses and share the committee assessments with the individual committee chairs.
Individual director performance assessments are conducted informally as needed and involve a discussion among the Chair of the Board and other directors, including members of the Corporate Governance Committee. In addition, the Chair of the Board and the Chair of the Corporate Governance Committee provide individual feedback, as necessary.
The Corporate Governance Committee reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation process so that the procedures continue to provide the Board with an effective mechanism to evaluate the Board’s performance and effectiveness and makes changes the Board determines are necessary and appropriate.
Director Orientation and Continuing Education
All new directors participate in the Company’s director orientation program. This orientation program is designed to familiarize new directors with the Company and its operations, through a review of background material, meetings with senior management, a mentorship program pairing new directors with experienced directors, and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices. Directors, other than the President and CEO, generally serve on two or three committees apiece, with the majority of directors serving on three committees. The Company believes this accelerates the learning curve for its newer directors and provides the committees and the Company’s more tenured directors with fresh perspectives.
We also support a continuing education program for directors and encourage directors to participate therein. The Corporate Governance Committee is responsible for the administration of the continuing education program and periodically reviews and updates the program. Continuing education opportunities available to our directors include Company-sponsored courses or events, in-person or online director education programs and publications sponsored by outside parties, online training courses offered as part of our compliance training program for employees, and certain other educational experiences as may be approved by the Corporate Governance Committee from time to time.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Chair of the Board, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. In addition, the Chair of the Board receives a copy of each communication submitted by stockholders or other interested parties via the Integer Ethics Direct Line page, which can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
60 | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2025, each non-employee director was paid a retainer of between $260,000 and $380,000, depending on the role of the director, in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board. In addition to the cash and equity retainers described below, the Company also reimburses each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees.
Cash Retainers
In 2025, the cash portion of each non-employee director’s annual retainer was $80,000. Directors also received additional cash payments in 2025 as follows:

Chair of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy Committee Chair	10,000
Audit Committee Member, including Committee Chair	10,000
Equity Retainers
In 2025, the equity-based portion of each non-employee director’s annual retainer was equal in value to $180,000 ($240,000 for the Chair of the Board) consisting of time-based RSUs. The number of RSUs granted is calculated using the closing price of the Company’s common stock on the date of grant.
Any non-employee director taking office other than on the date of an annual meeting will receive a prorated portion of the annual equity retainer, as of the date he or she takes office. Any prorated annual equity retainer will vest in equal installments on each regularly scheduled vesting date applicable to non-employee directors who have continuously served since the most recent annual meeting.
The directors' equity awards for 2025 were granted on May 21, 2025, except for Mr. Coyle, who received a pro-rated RSU award upon joining the Board effective July 10, 2025. The 2025 RSU awards vest in four equal installments, on the three-, six- and nine-month anniversaries of the grant date, with the last installment vesting on May 19, 2026.
2026 PROXY STATEMENT | 61

CORPORATE GOVERNANCE AND BOARD MATTERS
The following table sets forth the compensation earned by our non-employee directors during 2025.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Sheila Antrum	90,000	179,984	269,984
Pamela G. Bailey	140,000	239,900	379,900
Cheryl C. Capps	80,000	179,984	259,984
Michael J. Coyle	42,766	164,998	207,764
James F. Hinrichs	110,000	179,984	289,984
Jean Hobby	90,000	179,984	269,984
Tyrone Jeffers	90,000	179,984	269,984
M. Craig Maxwell	96,099	179,984	276,083
Filippo Passerini	90,000	179,984	269,984
Donald J. Spence	98,901	179,984	278,885
William B. Summers, Jr.(3)	35,110	—	35,110
(1)The amounts indicated represent the cash amount earned for annual retainers and specified Board service.
(2)The amounts represent the aggregate grant date fair value of awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 23, 2026. Total shares of Integer common stock issuable to non-employee directors for unvested RSUs as of December 31, 2025 were as follows: Ms. Antrum – 757 shares; Ms. Bailey – 1,009 shares; Ms. Capps – 757 shares; Mr. Coyle – 678 shares; Mr. Hinrichs – 757 shares; Ms. Hobby – 757 shares; Mr. Jeffers – 757 shares; Mr. Maxwell – 757 shares; Mr. Passerini – 757 shares; and Mr. Spence – 757 shares.
(3)Mr. Summers did not stand for re-election at the 2025 Annual Meeting of Stockholders. As such, his term of service as a director ended on May 21, 2025.
The following table sets forth each non-employee director’s outstanding stock options as of December 31, 2025.

Director Name	Outstanding Stock Options (#)
Pamela G. Bailey	5,782
M. Craig Maxwell	5,782
Donald J. Spence	5,782
Compensation Review
Consistent with current best practices and with the assistance of information provided by FW Cook, the Board periodically reviews director compensation.
Director Stock Ownership Guidelines
To align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of Company common stock within five years of election as a director. The following types of shares of Company common stock qualify for purposes of determining compliance with these ownership guidelines: (i) shares owned by the director or his or her immediate family members residing in the same household, or held in a trust or partnership controlled by the director or his or her immediate family members residing in the same household, (ii) shares owned as a result of the vesting of restricted stock awards or restricted stock unit awards, (iii) shares acquired upon stock option exercise that the director continues to hold, and (iv) restricted stock awards or restricted stock unit awards that vest over time and have no performance-based vesting requirements. In addition, a non-employee director may not sell shares of Company common stock, except through “sell to cover” exercises of stock options, unless the value of the non-employee director’s holdings of Company common stock exceeds five times the value of the annual cash retainer paid to the non-employee director. Our directors have attained their individual guidelines or are within the requisite period to attain their individual guidelines.
62 | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Related-Person Transactions
The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons of the Company. A copy of the Company’s policy on related-person transactions can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related-person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related-person transactions, as defined above, that occurred in 2025.
Audit Committee Report
The Audit Committee currently consists of Ms. Antrum and Messrs. Hinrichs (Chair), Flanagan (who joined the Committee in March 2026), Coyle, Jeffers, Maxwell and Passerini, each of whom the Board has determined is “independent” in accordance with applicable securities laws and the NYSE, Corporate Governance Listing Standards applicable to audit committee members for purposes of service on the Audit Committee.
The Audit Committee reviewed and discussed the information contained in the Company’s 2025 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2025 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.
In connection with the Company’s fiscal year 2025 consolidated financial statements, the Audit Committee has:
•reviewed and discussed with management the Company’s 2025 audited consolidated financial statements;
•discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, in February 2026, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2025.
Respectively submitted by the Audit Committee,
James F. Hinrichs (Chair)
Sheila Antrum
Michael J. Coyle
Tyrone Jeffers
M. Craig Maxwell
Filippo Passerini
2026 PROXY STATEMENT | 63

OTHER GOVERNANCE PRACTICES
OTHER GOVERNANCE PRACTICES
Environmental, Social and Governance Matters
At Integer, we are committed to improving patients’ lives around the globe, while conducting our business in a socially and environmentally responsible manner to benefit our associates, customers, stockholders and the communities in which we live and work. We believe that to be good corporate citizens, we must understand and focus on environmental, social and governance (“ESG”) matters that are important to our stakeholders and the communities in which we operate and must also align our ESG goals, programs and initiatives to our corporate strategy. More information regarding our ESG practices can be found in our ESG Impact Report, “Building on Momentum: 2024 Integer Impact Report,” which can be found on the Corporate Citizenship page of the Company’s website at integer.net. The content of the Company’s Impact Report and our website, including our Corporate Citizenship page, are not, and should not, be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.
ESG Governance
While the Board retains formal oversight of all ESG matters for the Company, responsibility for ESG reaches beneath our executive and managerial ranks into operations management and functional experts. Functional experts compose our cross-functional Management ESG Council, which is responsible for reviewing and recommending strategy relating to ESG matters. Our Senior Vice-President, General Counsel and Corporate Secretary retains primary responsibility for corporate governance measures and is also responsible for ESG program oversight and coordination of strategic objectives with other executives, the CEO and the Board. Our Chief Human Resources Officer is responsible for Human Capital initiatives. Our Corporate Governance Committee of the Board maintains formal oversight responsibilities for our ESG program and certain other Board committees oversee portions of our ESG objectives, as outlined below:

Board Oversight of Environmental, Social Responsibility and Corporate Governance Matters

Board of Directors (retains ultimate oversight of ESG issues)

Audit Committee	Corporate Governance Committee	Compensation and Organization Committee
Oversees financial risks and the policies, guidelines and process by which management assesses and manages risks, which includes oversight of ESG metrics, key performance indicators and disclosure in SEC and financial filings and development of ESG-related disclosure controls and procedures	Oversees the Company's strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals and overseeing the development of Company ESG policies and procedures	Oversees the Company's inclusion policies, programs, initiatives and supporting systems

Senior Vice President and General Counsel
Responsible for ESG program oversight and coordination of strategic objectives with the CEO and the Board

Management ESG Council
Cross-functional management team responsible for reviewing and recommending strategy related to ESG matters
Overall Performance and Actions
In 2024, Integer released its first-ever public facing ESG Report, which highlighted the Company’s 2023 ESG-related activities, initiatives, metrics and goals. Our second report provides information about our evolving ESG foundation, governance practices, our people and culture, and our environmental strategy with reference to the Global Reporting Initiative (GRI) 2021 standards. These reports can be found on the Corporate Citizenship page of the Company’s website at integer.net. The Board was actively engaged throughout the report preparation process to oversee that the reports accurately reflect the Company’s ESG activities and align with our Company strategy.
64 | 2026 PROXY STATEMENT

OTHER GOVERNANCE PRACTICES
Environmental Performance and Actions
We continue to build upon our foundation of environmental compliance and monitor the progress and status of applicable disclosure rules, including in the U.S. and EU. In an effort to renew and enhance our understanding of materiality, Integer plans to conduct a double materiality assessment in line with the E.U. Corporate Sustainability Reporting Directive (CSRD).
Social Performance and Actions
Human Capital. Our Board and executive team put significant focus on our human capital resources, as we strive to build leadership capability and create an inclusive work environment that inspires excellence. This framework recognizes the value of individuals as critical to Integer’s operational strategy. Our human capital initiatives include associate management and development, leadership development, equitable and competitive compensation, benefits, inclusion and non-discrimination (which is discussed below). More detail on these initiatives can be found on pages 11 and 12 of the Company’s Annual Report on Form 10-K filed on February 23, 2026.
Inclusion and Non-Discrimination. We are committed to be an inclusive company in which all of us accept, respect and value one another’s individual differences and encouraging different perspectives and ideas that improve team synergy and communication. We have developed a formal strategy, which creates a robust engagement platform designed to increase innovation and enhance communication and business synergies. Our strategy utilizes both cross-functional management and executive leadership to advance our global inclusion strategies at all levels of our organization.
Through our values and Code of Conduct, we strive to create a culture that unifies and embraces the uniqueness each associate brings to Integer, positioning us for long-term success. We are committed to creating a better, more inclusive company in which all of us accept, respect and value one another’s individual differences, encouraging different perspectives and ideas that improve team synergy and communication. We seek to instill an inclusive mindset in our leaders and associates and foster an inclusive work environment, so the Company can seek to realize the full value of its workforce. The Company has established and maintains seven employee resource groups, which are voluntary, employee-led groups, each of which is open to all associates.
Employee Safety. The Company continually pursues excellence with respect to employee safety. Our corporate safety strategy includes identifying hazards and risks, implementing measures to prevent incidents, and training associates in safe practices to improve performance. We strive for an injury and accident-free workplace by following the SAFE-T program, which focuses on identifying and reducing potential risk in order to prevent injuries and accidents from occurring – See safety hazards, Act to address concerns, Follow-Up to correct hazards, and Engage all employees to be SAFE-Together.
All employees are accountable to report observations, near-misses, and incidents. The Company reviews, analyzes and compiles data using incident management software to look for trends and to ensure corrective and preventative actions are tracked to completion. Each Company site sets tailored continuous safety improvement goals on leading indicators and evaluates progress against specific measures, including SAFE-T engagement, closure of corrective actions, and lagging indicators such as total recordable incident rate and days away, restricted or transferred. For the past three years, the Company has maintained a total recordable incident rate significantly better than the OSHA industry average for the NAICS codes that correspond to our businesses.
2026 PROXY STATEMENT | 65

OTHER GOVERNANCE PRACTICES
Additional Activities and Actions. In addition to those described above, the following on-going corporate activities and actions further demonstrate our commitment to ESG matters:
•Employing a Senior Director tasked with leading the development of ESG strategies and actions.
•Organizing and supporting the expansion of employee resource groups, which are voluntary, employee-led groups comprised of associates who join together based on common interests, backgrounds or demographic factors.
•Fostering social awareness, including evaluating our products and supply chain in areas of the world that use forced labor or mine conflict minerals.
•Contributing to the local communities where our facilities and offices are located, including providing financial and volunteer support for various regional and local charitable organizations, non-profits and other community programs.
•Decreasing or discontinuing use of certain hazardous chemicals, resulting in improved emissions, waste and associate safety.
•Integrated a safety and chemical review process for all significant changes in manufacturing within our business processes to seek to reduce risk and increase safety for our associates and customers.
•Implementing tools to help us monitor and mitigate our climate impact. Our initial focus is on understanding our energy utilization. With this data, we will be able to operate more efficiently and minimize waste.
•Established an energy usage and tracking process that has enabled us to understand our baseline Scope 1 and Scope 2 emissions. As a next step, Integer has begun assessing energy reduction opportunities at one of our largest facilities in New Ross, Ireland. The facility has a multi-year plan with energy reduction projects and initiatives scoped and planned through 2030, the first of which were implemented in 2023.
We will continue to expand on our ESG strategy and programs to ensure continuous improvement and provide transparency and accountability to our stakeholders. We recognize the importance of ESG considerations and are firmly committed to conducting business in a sound and socially responsible manner. For more information on our all our ESG initiatives including Environmental, Health, Safety & Security (EHSS), Charitable Giving, and Governance initiatives, please visit our website as www.integer.net.
Engagement with Investors and Market Participants
We believe that effective corporate governance includes a regular, active dialogue with our stockholders, analysts covering our Company and other market participants. Through these engagement efforts, we seek to better understand investors’ interests and concerns regarding, among other items, our strategy and financial results, our executive compensation program, corporate governance-related issues, and environmental and social matters. We value the feedback received. We are working to further improve our level of engagement by expanding our dialogue with stockholders and other market participants, actively seeking increased analyst coverage, revising disclosures to increase clarity, and improving the effectiveness of our communications.

66 | 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Beneficial Owners of Shares
The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of March 30, 2026, except to the extent indicated otherwise in the footnotes below. The percentage of common stock owned is based upon 34,070,093 shares outstanding as of March 30, 2026.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,131,033	15.06%
(1)Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock certain of its subsidiaries had sole dispositive power over 5,131,033 shares of the Company’s common stock, sole voting power over 5,073,489 shares of the Company’s common stock and no shared voting or dispositive power over any shares of the Company’s common stock. In this same filing, BlackRock identified iShares Core S&P Small-Cap ETF as having the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such reported securities.
2026 PROXY STATEMENT | 67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership by Directors and Executive Officers
The beneficial ownership of common stock by each of the directors, each of the NEOs, and by all directors and executive officers as a group is set forth in the following table as of March 30, 2026, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days. The percentage of common stock owned is based upon 34,070,093 shares outstanding as of March 30, 2026.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Sheila Antrum	10,102	(1)	*
Pamela G. Bailey	74,843	(1)(2)	*
Cheryl C. Capps	11,702	(1)	*
Michael J. Coyle	1,355	(1)	*
James F. Flanagan	410	(1)	*
James F. Hinrichs	19,681	(1)	*
Jean Hobby	7,520	(1)	*
Tyrone Jeffers	10,102	(1)	*
Aaron Kapito	1,371	(1)	*
Payman Khales	61,854		*
M. Craig Maxwell	28,921	(1)(2)	*
Filippo Passerini	29,147	(1)	*
Donald J. Spence	36,820	(1)(2)	*
Diron Smith	13,422	(1)	*
Lindsay K. Blackwood	2,434		*
Andrew Senn	14,813		*
Jim Stephens	6,331	(1)	*
Joseph W. Dziedzic	114,141		*
All directors and executive officers as a group (20 persons)	377,261	(1)(2)	1.10%
(1)Includes the following shares subject to RSUs granted under the Company’s stock incentive plans, all of which are issuable pursuant to RSUs that are vested or potentially issuable within 60 days after March 30, 2026: Ms. Antrum – 379 shares; Ms. Bailey – 14,808 shares; Ms. Capps – 379 shares; Mr. Coyle – 339 shares; Mr. Flanagan - 410 shares; Mr. Hinrichs – 12,257 shares; Ms. Hobby – 4,105 shares; Mr. Jeffers – 7,517 shares; Mr. Kapito - 410 shares; Mr. Maxwell – 379 shares; Mr. Passerini – 379 shares; Mr. Spence – 12,257 shares; Mr. Smith – 2,063 shares; Mr. Stephens – 1,963 shares; and all directors and executive officers as a group – 78,828 shares.
(2)Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after March 30, 2026: Ms. Bailey – 5,782 shares; Mr. Maxwell – 5,782 shares; Mr. Spence – 5,782 shares; and all directors and executive officers as a group – 17,346 shares.
* Less than 1%
68 | 2026 PROXY STATEMENT

GENERAL INFORMATION
GENERAL INFORMATION – QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when will the Annual Meeting be held?
The Annual Meeting will be held at the Hilton Dallas/Plano Granite Park Hotel at 5805 Granite Parkway, Plano, Texas 75024 at 9:00 a.m., Central Time, on Wednesday, May 20, 2026. The Company’s mailing address is 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, and its telephone number is (214) 618-5243.
Why did I receive a letter in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
As permitted by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we are furnishing to stockholders our Notice of the Annual Meeting, this Proxy Statement, and our Annual Report for 2025 primarily over the internet through the notice and access process. The Annual Report is not part of the proxy solicitation materials.
On or about April 6, 2026, we sent a Notice of Internet Availability of Proxy Materials (the “Notice and Access Letter”) to each of our stockholders. Stockholders have the ability to access the proxy materials on a website referred to in the Notice and Access Letter and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials may be found in the Notice and Access Letter. If you received the Notice and Access Letter, you will not receive a paper copy of the proxy materials unless you request one. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of the Annual Meeting.
Why am I being provided this Proxy Statement?
We are providing this Proxy Statement to you because our Board is soliciting your proxy to vote your shares of the common stock at the Annual Meeting, or any adjournment or adjournments thereof. This Proxy Statement contains information about matters to be voted upon at the Annual Meeting and other information required by the SEC and NYSE.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Lindsay Blackwood and Diron Smith have been designated as proxies for the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with these instructions.
How do I obtain directions to attend the Annual Meeting and vote in person?
To obtain directions to the Annual Meeting and to vote in person, please contact the General Counsel and Corporate Secretary at (214) 618-5243.
What do I have to bring to attend the Annual Meeting in person?
To be admitted to the Annual Meeting, you will need to bring a valid, government-issued photo identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.
Who is entitled to vote at the Annual Meeting?
Common stockholders of record at the close of business on March 31, 2026 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 34,070,093 shares of common stock. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this Proxy Statement. Individuals who hold shares of common stock under the Company’s 401(k) Plan are entitled to vote those shares of common stock held in their accounts.
How can I give my proxy or vote?
You can give your proxy to vote via the Internet or telephone by following the instructions found in the Notice and Access Letter. If you received printed copies of the proxy materials by mail, the instructions for giving your proxy to vote via the Internet or telephone are found on the proxy card, or you may complete, sign, date and return the physical proxy card accompanying the Proxy Statement that you received. The Internet and telephone voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
2026 PROXY STATEMENT | 69

GENERAL INSTRUCTIONS
May I revoke my proxy?
How you hold your shares (stockholder of record or beneficial owner) determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the General Counsel and Corporate Secretary, at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy. Attendance at the Annual Meeting will not by itself constitute a revocation.
How will my proxy be voted?
Your proxy will be voted in accordance with the direction you provide, if any. If you submit your proxy but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 11 persons named under the section titled “Nominees for Director”; FOR the ratification the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2026; FOR the approval of, on an advisory basis, the compensation of the named executive officers; and FOR the approval the Integer Holdings Corporation 2026 Omnibus Incentive Plan.
What is a “broker non-vote?”
A “broker non-vote” occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” and do not provide voting instructions to your broker, then your shares will not be voted at the Annual Meeting on any proposal with respect to which your broker does not have discretionary authority.
What is required for a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote (i) in the election of directors, (ii) on the advisory vote to approve the compensation of the Company’s named executive officers, or (iii) on the Integer Holdings Corporation 2026 Omnibus Incentive Plan unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.
What vote is required to elect directors?
Directors will be elected by a plurality of votes cast. This means the 11 nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. “Withhold” votes and broker non-votes will have no effect on the outcome of the voting to elect directors.
What happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?
Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.
What vote is necessary to approve Proposals 2, 3 and 4?
The affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal) at the Annual Meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2026 (Proposal 2), to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3) and to approve the Integer Holdings Corporation 2026 Omnibus Incentive Plan (Proposal 4). Abstentions will not constitute votes cast on any of these proposals and therefore will not affect the outcome of these proposals. Broker non-votes will not constitute votes cast on any of these proposals and therefore will not affect the outcome of these proposals. Broker non-votes are not expected for Proposal 2 as it is a routine matter.
Who is paying for the solicitation of proxies?
The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $10,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.
Who will count the votes?
Proxies and ballots will be received, tabulated and certified by Computershare Shareholder Services, our Inspector of Elections.
70 | 2026 PROXY STATEMENT

OTHER MATTERS
OTHER MATTERS
Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2025 may be obtained without charge by any stockholder by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2025 can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Financial Information.”
Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders
In order for a stockholder proposal for the 2027 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it, at our principal executive offices, no later than December 7, 2026. A stockholder must provide its proposal to us in writing and the notice must contain the information required by the Company’s bylaws. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting of Stockholders, the stockholder’s proposal must be received a reasonable time before we begin to print and mail our proxy materials.
The proposal should be submitted to the Company’s principal executive offices in Plano, Texas and should be directed to the attention of the General Counsel and Corporate Secretary of the Company.
In addition, for proposals brought outside of Rule 14a-8 of the Exchange Act, the Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from, and in addition, to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2027 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 20, 2027 and February 19, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of this year’s Annual Meeting of Stockholders, the Company’s bylaws provide that the stockholders’ proposal must be received by the later of (i) the 90th calendar day prior to the 2027 Annual Meeting of Stockholders or (ii) the 7th day following the date on which notice of the date of the 2027 Annual Meeting of Stockholders was mailed to stockholders or public disclosure thereof was otherwise made.
By Order of the Board of Directors,

/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary
Plano, Texas
April 6, 2026
2026 PROXY STATEMENT | 71

APPENDIX A

APPENDIX A
Information Regarding Non-GAAP Financial Measures
The Proxy Summary of this Proxy Statement contains three non-GAAP financial measures — Organic sales growth, Adjusted operating income and Adjusted earnings per share. The tables beginning on page A-2 of this Proxy Statement reconcile the non-GAAP financial measures in the Proxy Summary to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).
About Non-GAAP Financial Measures
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with similar names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
Organic sales growth is sales growth, as reported in accordance with GAAP, adjusted to remove the impact of foreign currency, acquisitions and strategic exits. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue. For acquisitions, we exclude the impact on the growth rate attributable to the contribution of acquisitions in all periods where there were no comparable sales. For strategic exits, for all periods presented we exclude the impact on the growth rate attributable to sales from the market being exited.
We exclude the following items from non-GAAP Adjusted operating income and non-GAAP Adjusted earnings per share:
•Amortization of intangible assets
•Certain legal expenses and gains
•Restructuring and restructuring-related charges
•Acquisition and integration costs
•Other general expenses
•ERP implementation
•Medical device regulations
•Other adjustments
•Inventory step-up amortization
We also exclude the following items from non-GAAP Adjusted earnings per share:
•Gain or loss on equity investments
•Loss on extinguishment of debt
•Debt conversion inducement expense
•Tax effects and adjustments
•Impact of capped call option contracts
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.
The following are descriptions of the items we exclude from our non-GAAP financial measures.
Amortization of intangible assets. When we acquire a business, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives.
Certain legal expenses and gains. Certain legal expenses and gains associated with non-ordinary course legal matters.

APPENDIX A
Restructuring and restructuring-related charges. We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities.
Acquisition and integration costs. Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration.
Other general expenses. We exclude from our non-GAAP financial measures gains and losses on disposal of property, plant and equipment because they are unrelated to our ongoing business operating results. These expenses may also include property losses and related expenses.
ERP implementation. These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning (“ERP”) solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.
Medical device regulations. The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
Other adjustments. Other adjustments includes costs associated with leadership transitions and certain formal strategic projects. Leadership transition costs primarily include severance costs associated with the departure of executives and incremental costs associated with the related leadership transitions. Strategic projects primarily involve system reconfiguration to support our manufacturing excellence operational strategic imperative and investments in certain technology and platform development to align our capabilities to meet customer needs.
Inventory step-up amortization. The accounting associated with our acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of inventory. The increase in inventory value is amortized to cost of sales over the period that the related inventory is sold.
Gain or loss on equity investments. We exclude gains and losses on our investments in equity securities.
Loss on extinguishment of debt. Loss on extinguishment of debt consists of accelerated write-offs of unamortized deferred debt issuance costs and discounts which are included in interest expense.
Debt conversion inducement expense. Debt conversion inducement expense on the partial exchange of our 2.125% Convertible Senior Notes due 2028 (the “2028 Convertible Notes”) represents the excess of fair value of the total consideration over the fair value of securities issuable pursuant to the original conversion terms.
Tax effects and adjustments. We exclude the income tax effects of the non-GAAP pre-tax adjustments described above and eliminate the effects of non-recurring and period-specific items which can vary in size and frequency. We compute the estimated tax impact related to the respective adjustments using a 21% U.S. tax rate and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses. Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.
Impact of capped call option contracts. The weighted average shares used to calculate diluted EPS in accordance with GAAP includes dilution, when applicable, resulting from the potential conversion of our 2028 Convertible Notes. In connection with the issuance of the 2028 Convertible Notes, we entered into capped call contracts which are expected to reduce the potential dilution on our common stock in connection with any conversion of the 2028 Convertible Notes, subject to a cap. Adjusted weighted average shares consists of GAAP weighted average shares used to calculate diluted EPS, excluding, when applicable, dilution resulting from the potential conversion of our 2028 Convertible Notes expected to be offset by the capped call contracts.

APPENDIX A
Reconciliations of Non-GAAP Financial Measures
A reconciliation from sales growth to Organic sales growth for the year ended December 31, 2025 is as follows:

Sales growth (GAAP)	8.0%
Less: Impact of foreign currency	0.1%
Less: Impact of strategic exits and acquisitions	1.5%
Organic sales growth (Non-GAAP)	6.4%
A reconciliation from Operating income to Adjusted operating income for the years ended December 31, 2025 and 2024 is as follows (dollars in thousands):

	2025	2024
Operating income (GAAP)	$221,264	$208,238
Adjustments:
Amortization of intangible assets	64,348	54,614
Certain legal expenses	646	1,139
Restructuring and restructuring-related charges	10,193	7,255
Acquisition and integration costs	8,165	8,941
Other general expenses (gains)	7,426	(805)
ERP implementation	1,651	—
Medical device regulations	1,033	948
Other adjustments	6,644	3,256
Inventory step-up amortization	—	1,056
Adjusted operating income (Non-GAAP)	$321,370	$284,642
A reconciliation from Diluted earnings per share from continuing operations to Adjusted earnings per share for the years ended December 31, 2025 and 2024 is as follows:

	2025	2024
Diluted earnings per share from continuing operations (GAAP)	$2.89	$3.40
Adjustments:
Amortization of intangible assets	1.82	1.58
Certain legal expenses	0.02	0.03
Restructuring and restructuring-related charges	0.29	0.21
Acquisition and integration costs	0.23	0.26
Other general expenses (gains)	0.21	(0.02)
ERP implementation	0.05	—
Loss on equity investments	(0.02)	0.02
Loss on extinguishment of debt	0.03	—
Debt conversion inducement expense	1.32	—
Medical device regulations	0.03	0.03
Other adjustments	0.19	0.09
Inventory step-up amortization	—	0.03
Tax effects and adjustments	(0.68)	(0.42)
Impact of capped call option contracts	0.02	0.09
Adjusted earnings per share (Non-GAAP)	$6.40	$5.30

APPENDIX B

APPENDIX B
INTEGER HOLDINGS CORPORATION
2026 OMNIBUS INCENTIVE PLAN
Section 1. Purpose. The purpose of the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Integer Holdings Corporation (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“2021 Plan” means the Integer Holdings Corporation 2021 Omnibus Incentive Plan, including any amendments thereto.
(b)“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(c)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(d)“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” is as defined in the Participant’s Service Agreement (whether defined as “cause”, “for cause”, “just cause” or words of like import), if any, or in the Participant’s Award Agreement, or if not so defined, means the Participant’s: (i) intentional wrongdoing, gross negligence or willful misconduct in the performance of the Participant’s duties or otherwise in respect of the Company or its Affiliates, (ii) willful, deliberate or negligent conduct that is materially injurious to the Company or its Affiliates, whether such injury is economic or reputational; (iii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty, (iv) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate, (v) material breach of any policies of the Company or its Affiliates or (vi) material breach of any applicable Service Agreement.
(i)“Change in Control” means, unless otherwise defined in the Participant’s Service Agreement (whether defined as “change in control”, “change of control” or words of like import), if any, or in the Participant’s Award Agreement, the occurrence of any one or more of the following events:
(i)any Person, other than any employee plan established by the Company or any Subsidiary, the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

APPENDIX B
(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in the proxy rules under Section 14(a) of the Exchange Act, including Regulation 14A promulgated under the Exchange Act, or any successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred with respect to a Participant to the extent that Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.
(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(k)“Committee” means the Compensation and Organization Committee of the Board, unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(l)“Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(m)“Director” means any member of the Board.

APPENDIX B
(n)“Disability” means, with respect to a Participant, unless otherwise provided in the Participant’s applicable Award Agreement or the Participant’s Service Agreement, if applicable, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding anything in the Plan or any provision of any Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, a Participant will not be considered to have experienced a “Disability” unless it would constitute a “Disability” within the meaning of Section 409A(a)(2)(C) of the Code.
(o)“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.
(p)“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(r)“Fair Market Value” means with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(s)“Full-Value Award” means any RSU, Restricted Stock, Performance Award (to the extent settled in Shares) and Other Stock-Based Award.
(t)“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(u)“Intrinsic Value” with respect to an Option or SAR Award means the excess, if any, of the price or implied price per Share in a Change in Control or other event over the exercise price of such Award multiplied by the number of Shares covered by such Award.
(v)“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x)“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance conditions or otherwise as permitted under the Plan.
(y)“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z)“Participant” means the recipient of an Award granted under the Plan.
(aa)“Performance Award” means an Award granted pursuant to Section 10.
(ab)“Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance conditions specified by the Committee with respect to such Award are to be measured.
(ac)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

APPENDIX B
(ad)“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.
(ae)“Predecessor Plans” means, together, the Greatbatch, Inc. 2005 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan, the Greatbatch, Inc. 2011 Stock Incentive Plan, the Greatbatch, Inc. 2016 Stock Incentive Plan, and the 2021 Plan, in each case as amended.
(af)“Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ag)“RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ah)“SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of the Fair Market Value of one Share on the date of exercise or settlement over the exercise price of the right on the date of grant.
(ai)“Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(aj)“Share” means a share of the Company’s common stock, $0.001 par value.
(ak)“Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(al)“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(am)“Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service, or, in the case of a Participant who is a Consultant or non-employee Director, the cessation of status as a Consultant or non-employee Director but the continuation of the performance of services for the Company or a Subsidiary as an Employee shall not, unless the Committee determines otherwise, be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless otherwise determined by the Committee, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).
Section 3. Eligibility.
(a)Any Employee, non-employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

APPENDIX B
(b)Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4. Administration.
(a)Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)Delegation of Authority. To the extent permitted by applicable law, including under Section 152(b) and Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more employees of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law, including a requirement that any such delegation to one or more employees of the Company shall be effected by resolutions of the Board or the Committee that specify the number of Shares that may be granted, the period during which the delegation is effective and during which Shares may be issued, and the minimum consideration (if any) payable, in each case to the extent required by the Delaware General Corporation Law.
(c)Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant;
(v)notwithstanding anything in the Plan to the contrary, accelerate the vesting, settlement or payment of an Award, accelerate the lapse of any restrictions on an Award, and/or accelerate the right to exercise an Award;
(vi)determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended;
(vii)determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii)amend terms or conditions of any outstanding Awards;
(ix)correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(x)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(xi)establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

APPENDIX B
(xii)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5. Shares Available for Awards.
(a)Subject to adjustment as provided in Section 5(c) and except for Substitute Awards and any Shares recovered pursuant to Section 5(b), the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 1,000,000 Shares, plus (ii) the total number of Shares reserved and available for issuance (but not otherwise granted) under the 2021 Plan as of the Effective Date, plus (iii) any Shares that are forfeited, cancelled, expired, terminated or otherwise lapsed or settled in cash, in whole or in part, without the delivery of Shares under the 2021 Plan as set forth in Section 19(b). Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b)If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, cancelled, expired, terminated or lapsed or cash-settled Award shall again be available for grant under the Plan. Any Shares withheld in respect of taxes relating to any Full-Value Award shall also become available for issuance under the Plan. For the avoidance of doubt, the following Shares underlying any Award will not again become available for issuance under the Plan: (i) Shares withheld in payment of the exercise price of an Option or SAR (or the exercise price of an option or stock appreciation right granted under the 2021 Plan), (ii) Shares withheld to satisfy any tax withholding obligation with respect to an Option or SAR (or an option or stock appreciation right granted under the 2021 Plan), (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option (or the exercise price of an option granted under the 2021 Plan), and (iv) Shares subject to a SAR (or a stock appreciation right granted under the 2021 Plan) that are not issued in connection with the share settlement of that SAR (or stock appreciation right granted under the 2021 Plan) upon its exercise.
(c)In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii)the number and type of Shares (or other securities) subject to outstanding Awards;
(iii)the grant, acquisition, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
(iv)the terms and conditions of any outstanding Awards, including the performance conditions of any Performance Awards; and
(v)any other affected terms and conditions of the Plan or outstanding Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares, or Shares acquired by the Company.

APPENDIX B
(e)A Participant who is a non-employee Director may not receive compensation for any calendar year for services as a non-employee Director during such year in excess of $750,000 in the aggregate, including cash payments and Awards. Cash payments shall be counted for purposes of this aggregate limit in the calendar year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Exchange Act, or a successor provision. Awards shall be counted for purposes of this aggregate limit in the calendar year in which they are granted, based on the grant date fair value of such Awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). The independent members of the Board may make exceptions to this annual limit in extraordinary circumstances for individual Directors, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.
(f)Subject to adjustment as provided in Section 5(c)(i), any of the Shares provided for under Section 5(a)(i) may be designated as Incentive Stock Options.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(d)To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then, to the extent vested, the vested portion of such Option shall be deemed automatically exercised immediately before its expiration.
(e)No dividends, dividend equivalents or other distributions will be payable with respect to Options.
(f)The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Option. No Incentive Stock Options may be granted more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the shareholders of the Company. An employee who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be granted an Incentive Stock Option unless the Option exercise price is at least 110% of the Fair Market Value of a Share on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant of such Option.
Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

APPENDIX B
(b)The exercise price per Share under a SAR shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR becomes vested and may be exercised or settled in whole or in part.
(d)Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e)To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then to the extent vested, the vested portion of such SAR shall be deemed automatically exercised immediately before its expiration.
(f)No dividends, dividend equivalents or other distributions will be payable with respect to SARs.
Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule.
(b)Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends; provided, that, for the avoidance of doubt, any such dividends shall be subject to the restrictions set forth in the applicable Award Agreement, and such restrictions shall not lapse unless and until such restrictions have lapsed for such underlying Award of Restricted Stock.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions credited on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and that such dividends or other distributions may be reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Awards and shall not be paid unless and until the underlying Awards vest.
(e)Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

APPENDIX B
(c)An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU; provided, that, for the avoidance of doubt, any dividend equivalents issued with respect to any RSU shall be subject to the same vesting conditions set forth in the applicable Award Agreement, and such dividend equivalent shall not vest unless and until such vesting conditions for the underlying RSU have been satisfied.
(d)The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions credited on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and that such dividend equivalents or other distributions may be reinvested in additional Shares, which shall be subject to the same restrictions as such Awards and shall not be paid unless and until the underlying Awards vest.
(e)Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)Performance conditions may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance conditions unsuitable, the Committee may modify the performance conditions or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance conditions may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Performance

APPENDIX B
Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Performance Award as to which the restrictions have not yet lapsed (and/or performance conditions have not been satisfied) shall be paid prior to such lapse or satisfaction, but instead such Shares, cash or other property shall be subject to the same restrictions and risk of forfeiture as such Performance Award and shall not be paid unless and until the underlying Performance Award vests.
(e)The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Other Stock-Based Awards that are not earned or otherwise do not vest or settle pursuant to the terms of such underlying Other Stock-Based Award, and no Shares, cash or other property distributed as a dividend or otherwise with respect to such Other Stock-Based Award as to which the restrictions have not yet lapsed shall be paid prior to such lapse, but instead such Shares, cash or other property shall be subject to the same restrictions and risk of forfeiture as such Other Stock-Based Award and shall not be paid unless and until the underlying Other Stock-Based Award vests.
Section 12. Effect of Termination of Service or a Change in Control on Awards.
(a)Termination of Service. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case, upon a Participant’s Termination of Service, any unvested portion of an Award will be forfeited without any consideration to be paid to the Participant.
(b)Certain Determination. Subject to the last sentence of Section 2(mm), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c)Change in Control. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case (which determination may be made at the time of the grant of an Award or at any time thereafter), in the event of a Change in Control, outstanding Awards shall be treated as provided in this Section 12(c). For purposes of this Section 12(c), a “Qualifying Termination” means a Participant’s involuntary Termination of Service (including, in the case of a Participant who is an Employee, upon a termination of the Participant’s employment by the Company or a Subsidiary (if the Company is the surviving entity) or by the successor or surviving entity or its parent or subsidiary (collectively, the “CIC Successor”) and, in the case of a Participant who is a non-employee Director or a Consultant, a termination of the Participant’s services by the Company or a Subsidiary (if the Company is the surviving entity) or by the CIC Successor) without Cause, and/or a Participant’s Termination of Service initiated by the Participant as a result of the relocation of the principal location at which the Participant performs employment or services for the Company or a Subsidiary (if the Company is the surviving entity) or the CIC Successor by more than 35 miles from the address of such location immediately prior to the effective date of the Change in Control, and/or a Participant’s Termination of Service due to the Participant’s death or Disability, in each case that occurs on or within the 12-month period following the date of the Change in Control.
(i)Awards Continued, Assumed, Substituted or Replaced. To the extent an outstanding Award is continued or assumed by the Company (if it is the surviving corporation) or by the CIC Successor, or is substituted or replaced by the CIC Successor with cash, securities, rights or other property to be paid or issued, as the case may be, by the CIC Successor, with substantially the same terms and value as such Award (including any applicable performance targets or conditions with respect thereto), such Award (as so continued, assumed, substituted or replaced, as applicable) shall remain outstanding and shall continue to vest, become exercisable, become earned and/or be settled in accordance with its terms, and there shall be no acceleration of vesting, exercisability, settlement or payment solely by reason of the Change in Control. Notwithstanding the foregoing, however, if a Participant experiences a Qualifying Termination with respect to such continued, assumed, substituted or replaced Award, then, effective as of the date of such Qualifying Termination: (A) any outstanding Award held by the Participant that, as of immediately prior to such Qualifying Termination, remained subject to vesting based solely on the Participant’s continued employment with or service to the Company or a Subsidiary (if the Company is the surviving

APPENDIX B
corporation) or to the CIC Successor shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and (B) any outstanding Award held by the Participant that, as of immediately prior to such Qualifying Termination, remained subject to vesting based in whole or in part on the satisfaction of one or more performance conditions shall immediately become non-forfeitable with respect to any requirement regarding continued employment with or service to the Company or a Subsidiary (if the Company is the surviving corporation) or to the CIC Successor (and any such employment-based or service-based requirements shall be deemed satisfied as of the date of the Qualifying Termination), and the performance conditions applicable to such Award shall be deemed satisfied at the greater of (1) the target level of performance, or (2) the actual level of performance as of the date of the Qualifying Termination, and such Award shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and, if applicable, shall be settled or paid in accordance with the terms of the applicable Award Agreement, in each case subject to Section 409A of the Code;
(ii)Awards Not Continued, Assumed, Substituted or Replaced. To the extent an Award is not continued, assumed, substituted or replaced in the manner described in Section 12(c)(i), then immediately prior to the consummation of such Change in Control and contingent on the consummation thereof: (A) any outstanding Award held by the Participant that, as of immediately prior to such Change in Control, remained subject to vesting based solely on the Participant’s continued employment with or service to the Company or a Subsidiary shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and (B) any outstanding Award held by the Participant that, as of immediately prior to such Change in Control, remained subject to vesting based in whole or in part on the satisfaction of one or more performance conditions shall immediately become non-forfeitable with respect to any requirement regarding continued employment with or service to the Company or a Subsidiary (and any such employment-based or service-based requirements shall be deemed satisfied), and the performance conditions applicable to such Award shall be deemed satisfied at the greater of (1) the target level of performance, or (2) the actual level of performance as of the date of the Change in Control, in each case as determined by the Committee, and such Award shall thereupon immediately become vested, exercisable and freely transferable, as the case may be, and, if applicable, shall be settled or paid upon or as soon as practicable following the Change in Control, in each case subject to Section 409A of the Code;
(iii)Intrinsic Value. Notwithstanding the foregoing provisions of Section 12(c)(i) and 12(c)(ii), if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor).
Section 13. General Provisions Applicable to Awards.
(a)Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)Except as may be permitted by the Committee or as specifically provided in an Award Agreement,  no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, pursuant to the laws of descent and distribution, by order of any court of competent jurisdiction, including, without limitation, with respect to any domestic relations order or divorce decree, or pursuant to Section 13(e) and, during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or

APPENDIX B
settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof. Notwithstanding anything in the Plan to the contrary, each Incentive Stock Option granted hereunder shall not be transferable by a Participant other than by will or the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.
(e)A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
Section 14. Amendments and Terminations.
(a)Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or, subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws,

APPENDIX B
regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Stock-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 15. Miscellaneous.
(a)No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d)Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)Whenever a taxable or tax withholding event occurs with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements. The Company (or its Affiliate) shall have the right and is hereby authorized to withhold or deduct from any Shares or other property deliverable under any Award, or, subject to Section 409A of the Code, from any compensation or other amounts owing to a Participant, the amount (in cash, Shares or other property) of any such taxes, and to take such other action as may be necessary in the opinion of the Company (or its Affiliate) to satisfy all obligations for the payment of such withholding and taxes. Unless otherwise determined by the Committee, the tax withholding method to be used for all Awards under the Plan shall be “share withholding,” which means the withholding of Shares subject to the Award based on the fair market value of those Shares (but not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction).
(f)If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(g)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

APPENDIX B
(h)No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i)Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(j)Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
(k)A Participant’s Awards under the Plan (whether vested or unvested) shall be subject to the Company’s current or future stock ownership guidelines, insider trading policy, and hedging and pledging policies, as such guidelines and policies may be in effect from time to time and to the extent they are applicable to the Participant.
Section 16. Effective Date of the Plan. The Plan was adopted by the Board on February 26, 2026 and shall be effective as of the Effective Date.
Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18. Cancellation or “Clawback” of Awards.
(a)The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, including without limitation the Integer Holdings Corporation Recoupment Policy, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19. Predecessor Plans.
(a)Following approval of the Plan by the shareholders of the Company on the Effective Date, no additional awards may be granted under the 2021 Plan; provided that the Committee may continue to grant awards under the 2021 Plan until the Plan is

APPENDIX B
approved by the shareholders of the Company on the Effective Date. No Awards shall be made under the Plan prior to the Effective Date, and all Awards granted on or after the Effective Date shall be subject to the terms of this Plan.
(b)Any Shares remaining available for future issuance under the 2021 Plan as of the Effective Date shall not be available under the 2021 Plan as of the Effective Date and shall instead be available for issuance under this Plan as set forth in Section 5(a). To the extent any award granted under the 2021 Plan and outstanding as of the Effective Date (and any Shares related to such award) is forfeited, is cancelled, expires, terminates or otherwise lapses, or is settled in cash, in whole or in part, without the delivery of Shares under the 2021 Plan, such Shares will not be available again for issuance under the 2021 Plan, and such Shares will instead be available for issuance under this Plan as set forth in Section 5(a).
(c)From and after the Effective Date, all outstanding awards granted under the Predecessor Plans shall remain subject to the terms and conditions of the Predecessor Plans and of any applicable award agreement thereunder.
Section 20. Section 409A of the Code.  Awards granted under this Plan are intended to be exempt from or comply with Section 409A of the Code, and, for any Award that is “deferred compensation” subject to Section 409A of the Code, the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict, to the extent permitted under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if a Participant is a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is the first business day after the date that is six months after such “separation from service” (or if earlier, death). If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. For any Award that is “deferred compensation” subject to Section 409A of the Code, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations or any successor provision. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 22. Data Protection. In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a)administering and maintaining Participant records;
(b)providing the services described in the Plan;
(c)providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d)responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.

APPENDIX B
If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 22 may be directed to, the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 22 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s Personal Data); provided that, in the event of any conflict between the terms of this Section 22 and the terms of the Employee Privacy Notice, the terms of this Section 22 shall govern and control in relation to the Plan and any Personal Data of the Participant to the extent collected in connection therewith.
The Company will keep Personal Data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
Section 23. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Integer®

Integer Holdings Corporation
5830 Granite Parkway, Suite 1150
Plano, TX 75024
(214) 618-5243 | **Integer.net**

Integer® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 19, 2026

Online
Go to www.envisionreports.com/ITGR or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ITGR

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Sheila Antrum	☐	☐	02 - Cheryl C. Capps	☐	☐	03 - Michael J. Coyle	☐	☐
04 - James F. Flanagan	☐	☐	05 - James F. Hinrichs	☐	☐	06 - Alvin (Tyrone) Jeffers	☐	☐
07 - Aaron Kapito	☐	☐	08 - Payman Khales	☐	☐	09 - M. Craig Maxwell	☐	☐
10 - Filippo Passerini	☐	☐	11 - Donald J. Spence	☐	☐			

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049U9B

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Integer Holdings Corporation Stockholders

May 20, 2026, 9:00 a.m. Central Time
Hilton Dallas/Plano Granite Park Hotel
5805 Granite Parkway
Plano, Texas 75024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Integer Holdings Corporation

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting — May 20, 2026

The undersigned hereby appoint(s) Lindsay Blackwood and Diron Smith, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 9:00 a.m. Central Time on May 20, 2026 at the Hilton Dallas/Plano Granite Park Hotel, 5805 Granite Parkway, Plano, Texas 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE OF THIS CARD. IF NO CHOICE IS SPECIFIED YOUR PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.